UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )

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HUBBELL INCORPORATED
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HUBBELL INCORPORATED
40 Waterview Drive, Shelton, Connecticut 06484

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD MAY 2, 2011

To the Shareholders:

Notice is hereby given that the Annual Meeting of Shareholders of Hubbell Incorporated (the “Company”) will be held at the principal executive offices of the Company, 40 Waterview Drive, Shelton, Connecticut 06484 on Monday, May 2, 2011 at 9:00 A.M. local time for the purpose of considering and acting upon the following proposals:

1.  Election of the following persons to serve as Directors of the Company for the ensuing year, until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

Timothy H. Powers Lynn J. Good Anthony J. Guzzi	Neal J. Keating Andrew McNally IV G. Jackson Ratcliffe	Carlos A. Rodriguez Richard J. Swift Daniel S. Van Riper

2.  The ratification of the selection of the independent registered public accounting firm to audit the annual financial statements for the Company for the year 2011.

3.  The reapproval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated.

4.  The approval, by non-binding vote, of the compensation of our named executive officers as presented in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 2011.

5.  The recommendation, by non-binding vote, of the frequency with which executive compensation will be subject to a shareholder advisory vote.

6.  The transaction of such other business as may properly come before the meeting or any continuations, adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 4, 2011 as the record date for the determination of shareholders entitled to notice of and to vote at such meeting and any continuations, adjournments or postponements thereof. The transfer books will not be closed.

By order of the Board of Directors

Richard W. Davies
Vice President,
General Counsel and Secretary

March 16, 2011

IMPORTANT:  It is important that your shares be represented at this meeting. Therefore, please vote electronically using the Internet or use the telephone voting procedures as described on the Notice of Internet Availability of Proxy Materials and on the proxy card, or (if you received printed proxy materials) complete, sign and date the enclosed proxy card and return it as soon as possible in the accompanying envelope.

HUBBELL INCORPORATED

PROXY STATEMENT
for
ANNUAL MEETING OF SHAREHOLDERS
To be held May 2, 2011

The Board of Directors of Hubbell Incorporated, a Connecticut corporation (the “Company”), is soliciting your proxy to be voted at its Annual Meeting of Shareholders to be held at the principal executive offices of the Company, 40 Waterview Drive, Shelton, Connecticut 06484, on Monday, May 2, 2011 at 9:00 A.M. local time, or any continuations, adjournments or postponements thereof. Commencing on or about March 16, 2011, copies of this Proxy Statement, the proxy card(s), the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 and a Notice of Internet Availability of Proxy Materials will be available to all shareholders.

Pursuant to rules adopted by the Securities and Exchange Commission, or SEC, we have elected to provide access to our proxy materials over the Internet. Accordingly, on or about March 16, 2011 we mailed a Notice of Internet Availability of Proxy Materials (a “Notice”) to our shareholders of record on March 4, 2011, which is our record date. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice or request to receive a printed set of the proxy materials.

Instructions on how to access the proxy materials over the Internet or to request a printed copy may be found in the Notice, which also contains instructions on how to request proxy materials in the printed form by mail or electronically by email on an ongoing basis. We encourage shareholders to take advantage of the availability of proxy materials on the Internet to help reduce the environmental impact of our Annual Meeting.

Any shareholder executing a proxy may revoke it at any time prior to its use. The Company will treat any duly executed proxy as not revoked until it receives a duly executed instrument revoking it, or a duly executed proxy bearing a later date or, in the case of death or incapacity of the person executing the same, written notice thereof. If you vote your shares using the Internet website or the telephone voting procedures, you may revoke your prior Internet or telephone vote by recording a different vote on the Internet website or using the telephone voting procedures, or by signing and returning a duly executed proxy bearing a later date than your last Internet or telephone vote. A proxy also may be revoked by voting by ballot at the Annual Meeting.

At the meeting, shareholders will be asked to consider and act upon the following proposals:

1. The election of the following persons to serve as Directors of the Company for the ensuing year, until the next Annual Meeting of Shareholders of the Company and until their respective successors have been duly elected and qualified.

Timothy H. Powers Lynn J. Good Anthony J. Guzzi	Neal J. Keating Andrew McNally IV G. Jackson Ratcliffe	Carlos A. Rodriguez Richard J. Swift Daniel S. Van Riper

2. The ratification of the selection of the independent registered public accounting firm to audit the annual financial statements for the Company for the year 2011.

3. The reapproval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated.

4. The approval, by non-binding vote, of the compensation of our named executive officers as presented in this Proxy Statement.

5. The recommendation, by non-binding vote, of the frequency with which executive compensation will be subject to a shareholder advisory vote.

6. The transaction of such other business as may properly come before the meeting or any continuations, adjournments or postponements thereof.

Unless otherwise directed, the persons named in the form of proxy intend to vote all proxies received by them in favor of (1) the election of the nominees to the Board named herein, (2) the ratification of the selection of the independent registered public accounting firm, (3) the reapproval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated, (4) the approval of the compensation of our named executive officers as presented in this Proxy Statement, and (5) THREE YEARS for the frequency of shareholder advisory votes on the compensation of our named executive officers. All proxies will be voted as specified by our shareholders. The Board of Directors recommends shareholders to vote FOR proposals 1, 2, 3 and 4 and to vote for THREE YEARS for the frequency of shareholder advisory votes with respect to proposal 5.

Management does not intend to present any business at the meeting other than that set forth in the accompanying Notice of Annual Meeting, and it has no information that others will do so. If other matters requiring the vote of the shareholders properly come before the meeting and any continuations, adjournments or postponements thereof, it is the intention of the persons named in the form of proxy to vote the proxies held by them in accordance with their judgment on such matters.

Directions to attend the Annual Meeting where you may vote in person can be found on our website, www.hubbell.com, in the Investor Relations section. The content of the Company’s website is not incorporated by reference into, or considered to be a part of, this Proxy Statement.

VOTING RIGHTS AND SECURITY OWNERSHIP OF
CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The record date for the determination of shareholders entitled to vote at the meeting is the close of business on March 4, 2011. On March 4, 2011, the Company had outstanding 7,167,506 shares of Class A Common Stock, par value $.01 per share, and 53,576,969 shares of Class B Common Stock, par value $.01 per share, and no other voting securities. Each share of Class A Common Stock is entitled to twenty votes, and each share of Class B Common Stock is entitled to one vote. The presence at the Annual Meeting, in person or by proxy, of the holders of Class A Common Stock and Class B Common Stock holding in the aggregate a majority of the voting power of the Company’s outstanding shares shall constitute a quorum for the transaction of business. Once a share of common stock is represented for any purpose at the annual meeting, it will be deemed present for quorum purposes for the remainder of the meeting and for any continuation, adjournment or postponement of the annual meeting. Abstentions and broker non-votes are counted as present for purposes of determining whether there is a quorum. The vote required for each proposal to be acted upon at this meeting is set forth in the description of that proposal.

The following table sets forth as of March 4, 2011, or such other date as indicated in the table or the notes thereto, each of the persons known to the Company to own beneficially shares representing more than 5% of any class of the Company’s outstanding voting securities, with the percent of class stated therein being based upon the outstanding shares on March 4, 2011.

		Amount and
		Nature of
	Name and Address of	Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated September 2, 1957 made by Louie E. Roche (the “Roche Trust”), c/o Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484	2,078,020	(1)(2)(4)	28.99%
Class A Common Stock	Andrew McNally IV, G. J. Ratcliffe, and Richard W. Davies, as trustees under a Trust Indenture dated August 23, 1957 made by Harvey Hubbell (the “Hubbell Trust”), c/o Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484	1,410,440	(2)(3)(4)	19.68
Class A Common Stock	Adage Capital Partners, L.P.	582,090	(5)	8.12
	Adage Capital Partners GP, LLC
	Adage Capital Advisors, LLC
	Phillip Gross
	Robert Atchinson 200 Clarendon Street 52nd Floor Boston, Massachusetts 02116
Class A Common Stock	Mason Capital Management, LLC	381,494	(6)	5.32
	Kenneth M. Garschina
	Michael E. Martino 110 East 59th Street New York, New York 10022
Class B Common Stock	BlackRock, Inc. 40 East 52nd Street New York, New York 10022	4,020,257	(7)	7.50

		Amount and
		Nature of
	Name and Address of	Beneficial		Percent
Title of Class	Beneficial Owner	Ownership		of Class

Class B Common Stock	Artisan Partners Holdings LP	3,936,851	(8)	7.35
	Artisan Investment Corporation
	Artisan Partners Limited Partnership
	Artisan Investments GP LLC
	ZFIC, Inc. Artisan Funds, Inc.
	Andrew A. Ziegler
	Carlene M. Ziegler 875 East Wisconsin Avenue, Suite 800 Milwaukee, Wisconsin 53202
Class B Common Stock	Capital World Investors The Income Fund of America, Inc. 333 South Hope Street Los Angeles, California 90071	3,430,000	(9)	6.40

(1) The beneficiaries of such trust are the issue of Harvey Hubbell and their spouses.

(2) The Trust Indenture requires that, so long as no bank or trust company is acting as a trustee, there shall be three individuals acting as trustees, each of whom, so long as any securities of the Company are held by the trust, must be an officer or Director of the Company. The Trust Indenture provides that successor trustees are to be appointed by the trustees then in office. The trustees have shared voting and investment power with respect to the securities of the Company held in such trust.

(3) The beneficiaries of such trust are the issue of Harvey Hubbell.

(4) In addition, Messrs. McNally, Ratcliffe, and Richard W. Davies, Vice President, General Counsel and Secretary, beneficially own shares of the Company’s Common Stock as set forth in the table below with respect to Messrs. McNally and Ratcliffe. The shares of the Company’s Common Stock beneficially owned by Mr. Davies are included in the total amount of the Company’s Common Stock beneficially owned by “All Directors and executive officers as a group (19 persons)” in the table below.

(5) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 6, 2010 by Adage Capital Partners, L.P. (“ACP”), Adage Capital Partners GP, L.L.C. (“ACPGP”), a general partner of ACP, Adage Capital Advisors, L.L.C. (“ACA”), as managing member of ACPGP, Phillip Gross, as managing member of ACA, and Robert Atchinson, as managing member of ACA, collectively, the “Reporting Persons”, reporting ownership of these shares as of December 31, 2009. According to the Schedule 13G, the Reporting Persons have shared voting and dispositive power as to these shares. As of the date of this Proxy Statement, the Reporting Persons have not filed an amended Schedule 13G since the amendment filed on February 6, 2010.

(6) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 14, 2011 by Mason Capital Management LLC (“Mason Management”), and Kenneth M. Garschina and Matthew E. Martino, as managing principals of Mason Management, reporting ownership of these shares as of December 31, 2010. According to the Schedule 13G, Mason Management is the investment manager of Mason Capital L.P., Mason Capital Master Fund, L.P., and certain other funds and accounts, which directly own the shares. Mason Management has sole voting and dispositive power as to these shares, and Messrs. Garschina and Martino have shared voting and dispositive power as to these shares.

(7) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 4, 2011 by BlackRock, Inc. (“BlackRock”) reporting ownership of these shares as of December 31, 2010. According to the Schedule 13G, BlackRock has sole voting and dispositive power as to these shares; and the shares were acquired by the following subsidiaries of BlackRock: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Asset Management Deutschland AG, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Asset Management Australia Limited, BlackRock Advisors, LLC, BlackRock Investment Management, LLC and BlackRock International Ltd.

(8) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 11, 2011 by Artisan Partners Holdings LP (“Artisan Holdings”), Artisan Investment Corporation (“Artisan Corp.”), the general partner of Artisan Holdings, Artisan Partners Limited Partnership (“Artisan Partners”), Artisan Investments GP LLC (“Artisan Investments”), the general partner of Artisan Partners, ZFIC, Inc. (“ZFIC”), the sole shareholder of Artisan Corp., Andrew A. Ziegler, Carlene M. Ziegler, and Artisan Funds, Inc. (“Artisan Funds”) reporting ownership of these shares as of December 31, 2010. Andrew A. Ziegler and Carlene M. Ziegler are the principal shareholders of ZFIC. According to the Schedule 13G, Artisan Holdings, Artisan Corp., Artisan Partners, Artisan Investments, ZFIC, Andrew A. Ziegler and Carlene M. Ziegler have shared voting power with respect to 3,858,551 of such shares and shared dispositive power with respect to all such shares. The shares reported were acquired on behalf of discretionary clients of Artisan Partners, which holds 3,936,851 shares, including 2,635,900 shares on behalf of Artisan Funds.

(9) The Company has received a copy of Schedule 13G, as amended, as filed with the SEC on February 14, 2011 by Capital World Investors (“Capital World”) and The Income Fund of America reporting ownership of these shares as of December 31, 2010. According to the Schedule 13G, Capital Research and Management Company (“CRMC”) manages equity assets for various investment companies through two divisions, including Capital World. Capital World is deemed to be the beneficial owner of 3,430,000 shares of Class B Common Stock as a result of CRMC acting as investment advisor to various companies registered under Section 8 of the Investment Company Act of 1940. Capital World has sole voting and dispositive power for all such shares.

The following table sets forth as of March 4, 2011, the equity securities of the Company beneficially owned by each of the Directors and the Chief Executive Officer (“CEO”), Chief Financial Officer (“CFO”) and the three other most highly paid executive officers, referred to as the “named executive officers” of the Company, and by all Directors and executive officers of the Company as a group:

		Amount and
		Nature of
		Beneficial		Percent
Name	Title of Class	Ownership(1)		of Class

George W. Edwards, Jr.	Class A Common	1,000		*
	Class B Common	36,409	(3)	*
Lynn J. Good	Class B Common	2,750	(2)(3)	*
Anthony J. Guzzi	Class B Common	4,900	(2)(3)	*
Joel S. Hoffman	Class A Common	3,821	(2)	*
	Class B Common	25,117	(2)(3)	*
Neal J. Keating	Class B Common	2,000	(2)	*
Andrew McNally IV	Class A Common	3,490,891	(5)	48.70
	Class B Common	64,113	(3)	*
G. Jackson Ratcliffe	Class A Common	3,571,682	(5)	49.83
	Class B Common	287,520	(3)	*
Carlos A. Rodriguez	Class B Common	2,750	(2)(3)	*
Richard J. Swift.	Class B Common	5,300	(2)(3)	*
Daniel S. Van Riper	Class A Common	1,000	(2)	*
	Class B Common	15,074	(2)(3)	*
Timothy H. Powers	Class A Common	106,304	(6)	1.48
	Class B Common	862,737	(4)(7)(8)	1.61
David G. Nord	Class A Common	106,304	(6)	1.48
	Class B Common	147,845	(4)(7)	*
Gary N. Amato	Class B Common	71,091	(4)	*
Scott H. Muse	Class B Common	153,393	(4)	*
William T. Tolley	Class B Common	114,321	(4)	*
All Directors and executive officers as a group (19 persons)	Class A Common	3,927,649	(2)(5)(6)(9)	54.80
	Class B Common	2,317,177	(2)(3)(4)(7)(8)(10)	4.32

*	Less than 1%.

(1)	The figures in the table and notes thereto represent beneficial ownership and sole voting and investment power except where indicated and include the following shares of Class B Common Stock obtainable within sixty days of March 4, 2011 by the exercise of stock options under the Company’s Stock Option Plan for Key Employees (“Option Plan”) and stock appreciation rights (“SARs”) pursuant to the Company’s 2005 Incentive Award Plan, as amended and restated (together with the Option Plan, the “LTI Plans”) (see the table captioned “Outstanding Equity Awards at Fiscal Year End” on page 33): Mr. Powers — 602,206 shares, Mr. Nord — 82,504 shares, Mr. Amato — 46,281 shares, Mr. Muse — 130,850 shares and Mr. Tolley — 84,377; and all executive officers as a group — 1,250,864 shares.

(2)	Does not include stock units (each stock unit consisting of one share each of Class A Common Stock and Class B Common Stock) credited to and held under the Company’s Deferred Compensation Plan for Directors (“Deferred Plan for Directors”) for those Directors who are not employees of the Company, as discussed below under the section entitled “Compensation of Directors” on page 43. As of March 4, 2011, the following stock units have been credited under the Deferred Plan for Directors: Ms. Good — 772 stock units, Mr. Guzzi — 5,586 stock units, Mr. Hoffman — 11,380 stock units, Mr. Keating — 225 stock units, Mr. Rodriguez — 772 stock units, Mr. Swift — 4,987 stock units, and Mr. Van Riper — 2,505 stock units.

(3)	Includes 1,750 shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan, as amended and restated on May 3, 2010 which are subject to forfeiture if the Director’s service terminates (other than by reason of death) prior to the date of the regularly scheduled 2011 Annual Meeting of Shareholders.

(4)	Includes the following shares of Class B Common Stock granted as restricted stock under the 2005 Incentive Award Plan, as amended and restated, which are subject to vesting and forfeiture in equal annual installments over a period of three years: Mr. Powers — 22,840, Mr. Nord — 6,320, Mr. Amato — 5,164, Mr. Muse — 4,614 and Mr. Tolley — 4,196; and all executive officers as a group — 48,801 shares.

(5)	Includes 2,078,020 shares of Class A Common Stock owned by the Roche Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power; and 1,410,440 shares of Class A Common Stock owned by the Hubbell Trust of which Messrs. McNally, Ratcliffe, and Davies are co-trustees and have shared voting and investment power.

(6)	Includes 106,304 shares of Class A Common Stock held by The Harvey Hubbell Foundation of which Messrs. Powers, Nord, and one corporate officer are co-trustees and have shared voting and investment power.

(7)	Includes 29,358 shares of Class B Common Stock held by The Harvey Hubbell Foundation of which Messrs. Powers, Nord, and one corporate officer are co-trustees and have shared voting and investment power.

(8)	Includes 500 shares of Class B Common Stock owned by Mr. Powers’ wife.

(9)	Includes 212,264 shares of Class A Common Stock held by the Company’s Pension Trust the voting and investment powers over which are controlled by a Retirement Committee of which James H. Biggart, Vice President and Treasurer, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

(10)	Includes 130,912 shares of Class B Common Stock held by the Company’s Pension Trust the voting and investment powers over which are controlled by a Retirement Committee of which Mr. Biggart, two corporate officers, and one employee of the Company are co-members and have shared voting and investment power.

ITEM 1

ELECTION OF DIRECTORS

The Company’s By-Laws provide that the Board of Directors shall consist of not less than three nor more than twelve Directors who shall be elected annually by the shareholders. The Board has fixed the number of Directors at nine as of the Annual Meeting of Shareholders, and the following persons are proposed by the Board, upon recommendation of the Nominating and Corporate Governance Committee, as Directors of the Company to hold office until the next Annual Meeting of Shareholders and until their respective successors have been duly elected and qualified. In the event that any of the nominees for Directors should become unavailable, it is intended that the shares represented by the proxies will be voted for such substitute nominees as may be nominated by the Board of Directors, unless the number of Directors constituting a full Board of Directors is reduced. Each of the nominees below was elected as a Director by the shareholders of the Company, except for Mr. Keating who was appointed to the Board of Directors in September 2010. Mr. Keating was recommended to the Board by a non-management director. Messrs. Edwards and Hoffman are retiring as Directors of the Company in accordance with the Company’s Corporate Governance Guidelines (the “Guidelines”) after serving the Company’s shareholders in that capacity since 1990 and 1989, respectively, and therefore are not standing for re-election. Directors are elected by plurality vote. Votes withheld, abstentions and broker non-votes will not affect the election of Directors.

			Year First
			Became a
Name	Age(1)	Principal Occupation	Director

Timothy H. Powers	62	Chairman of the Board, President, and Chief Executive Officer of the Company, since 2004; President and Chief Executive Officer, 2001-2004. Director of MeadWestvaco Corporation since 2006.	2001
G. Jackson Ratcliffe	74	Chairman of the Board of the Company, 1987-2004; Chairman of the Board, President and Chief Executive Officer, 1988-2001. Director of Sunoco, Inc. 1998-2009 and Praxair, Inc., 1992-2008.	1980

			Year First
			Became a
Name	Age(1)	Principal Occupation	Director

Lynn J. Good	51	Group Executive and Chief Financial Officer of Duke Energy Corporation (“Duke”) (electric power transmission and distribution), since July 2009; Group Executive and President of Duke’s Commercial Businesses, 2007-2009; Treasurer, 2006-2007. Executive Vice President and CFO, Cinergy Corp., acquired by Duke, 2005-2006.	2009
Anthony J. Guzzi	47	President and Chief Executive Officer of EMCOR Group, Inc. (mechanical, electrical construction and facilities services) since January 2011; President and Chief Operating Officer, 2004-2010. President, North American Distribution and Aftermarket, Carrier Corporation, a subsidiary of United Technologies, 2001-2004; President, Commercial Systems and Services, 2001. Director of EMCOR Group, Inc. since 2009.	2006
Neal J. Keating	55	Chairman of the Board, President and Chief Executive Officer of Kaman Corporation (aerospace and industrial distribution), since 2008; President and Chief Operating Officer, 2007-2008. Chief Operating Officer, Hughes Supply (a wholesale distributor acquired by Home Depot), 2004-2007. Director of Kaman Corporation since 2007.	2010
Andrew McNally IV	71	Senior Advisor, Hammond, Kennedy, Whitney & Company (merchant banking), since 2007; Partner, 1998-2006. Member, McNally Investments (merchant banking), since 2005. Chairman and Chief Executive Officer of Rand McNally & Company (printing, publishing and map-making), 1993-1997. Director of Reinhold Industries, Inc., 1999-2006.	1980
Carlos A. Rodriguez	46	President, National Account Services & Employer Services International, Automatic Data Processing, Inc. (“ADP”) (payroll and tax processing, and business services), since March 2010. Division President for ADP’s Small Business Services and the Professional Employer Organization, 1999-2010.	2009
Richard J. Swift	66	Chairman of the Financial Accounting Standards Advisory Council, 2002-2006. Chairman, President and Chief Executive Officer of Foster Wheeler Ltd. (design, engineering, construction and other services), 1994-2001. Director of CVS Caremark Corporation since 2006, Ingersoll-Rand Company PLC since 1995, Kaman Corporation since 2002, and Public Service Enterprise Group Incorporated since 1994.	2003
Daniel S. Van Riper	70	Independent Financial Consultant, since 2003. Senior Vice President and Chief Financial Officer, Sealed Air Corporation (packaging materials and systems), 1998-2002; Special Advisor, 2002-2005. Director of 3D Systems Corporation since 2004, DOV Pharmaceutical, Inc., 2002-2008, and New Brunswick Scientific Co., Inc., 2001-2007.	2003

(1)	As of March 4, 2011.

During the five years ended December 31, 2010, each of the Directors, other than Messrs. Guzzi, Keating, McNally and Rodriguez, and Ms. Good has either been retired or held the principal occupation set forth above opposite his or her name. The employment history of Messrs. Guzzi, Keating, McNally and Rodriguez, and Ms. Good during the past five years is reflected in the table above.

CORPORATE GOVERNANCE

The Board of Directors has adopted the Company’s Guidelines with respect to significant corporate governance issues. These Guidelines cover such issues as the composition of the Board and Board Committees, Board and Board Committee meetings, leadership development, including succession planning, new Director orientation, Board responsibilities and compensation, and Director independence. The Guidelines may be viewed on the Company’s website at www.hubbell.com.

The Board of Directors of the Company met nine times during the year ended December 31, 2010. During 2010, no Director attended fewer than 75% of the aggregate number of meetings of the Board of Directors and meetings of Committees of which the Director was a member. Board members are expected to attend the Company’s annual meetings of shareholders. All of the Company’s Directors were in attendance at the Company’s May 3, 2010 Annual Meeting of Shareholders, except for Mr. Keating who was appointed to the Board in September 2010.

Director Independence

The Company’s Guidelines indicate that the Board shall be comprised of a majority of independent Directors. Each year the Nominating and Corporate Governance Committee reviews all relationships between Directors and the Company and its subsidiaries (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company or any of its subsidiaries) in accordance with the objective criteria of independence set forth by the New York Stock Exchange (“NYSE”) and the SEC and considers whether any relationship, individually or in the aggregate, is material and has impaired or may impair a Director’s exercise of independent judgment. The Nominating and Corporate Governance Committee also reviews a summary of the answers to annual questionnaires completed by each of the Directors, a report of transactions with Director-affiliated entities, Code of Ethics certifications (described below), the status of case submissions filed with the Company’s confidential communication hotline, and Company donations to charitable organizations (noting that The Harvey Hubbell Foundation Educational Matching Gifts Program is available to all Directors, officers and employees and matches eligible gifts up to a maximum of $4,000 made by an individual in any single calendar year). Following review and discussion, the Nominating and Corporate Governance Committee and the Company’s Vice President, General Counsel and Secretary, provide the results of this analysis and supporting information to the Board of Directors.

In evaluating and determining the independence of the Directors, the Nominating and Corporate Governance Committee considered that in the ordinary course of business, transactions may occur between the Company and its subsidiaries and entities with which some of the Directors are or have been affiliated. Specifically, Messrs. Edwards, Swift and Van Riper serve as directors of other companies with which the Company engages in ordinary course business transactions; Ms. Good and Mr. Rodriguez are officers of other companies with which the Company engages in ordinary course business transactions; and Messrs. Guzzi and Keating serve as both directors and executive officers of other companies with which the Company engages in ordinary course transactions. The Nominating and Corporate Governance Committee considered the dollar amounts of transactions with each of these entities and any related arrangements between the Company and any of the applicable customers or suppliers, and determined that none were required to be disclosed as a related party transaction under the federal securities laws or otherwise impaired the applicable Director’s independence under NYSE guidelines. In addition, the Nominating and Corporate Governance Committee considered Mr. Ratcliffe’s prior service to the Company as President and CEO ending in 2001, as Chairman of the Board and as a consultant each ending in 2004, and the fact that he no longer had any relationship with the Company except as a Director and as a trustee of a significant shareholder, and determined that, in addition to meeting the NYSE “bright line” test for independence with respect to such prior service to the Company, such prior service did not otherwise impair his independence.

As a result of this review, the Board has determined that the following Directors are independent in accordance with applicable law and the NYSE rules: Mr. George W. Edwards, Jr., Ms. Lynn J. Good, Mr. Anthony J. Guzzi, Mr. Joel S. Hoffman, Mr. Neal J. Keating, Mr. Andrew McNally IV, Mr. G. Jackson Ratcliffe, Mr. Carlos A. Rodriguez, Mr. Richard J. Swift and Mr. Daniel S. Van Riper; and that Mr. Timothy H. Powers is not independent. Mr. Powers is not considered an independent outside Director because of his employment as Chairman of the Board, President and CEO of the Company. In determining the nominees for election as Directors at the 2011 Annual Meeting of Shareholders, the Nominating and Corporate Governance Committee noted that the Company’s Guidelines provide that upon reaching age 72 a director shall not thereafter stand for re-election unless the Board, based upon the recommendation of the Nominating and Corporate Governance Committee, makes an exception to this standard as deemed appropriate in the interests of the Company’s shareholders. Mr. Ratcliffe had reached the age of 72 in March 2008 and the Committee had determined that a waiver of the guideline was appropriate in Mr. Ratcliffe’s case in light of his extensive managerial experience and deep knowledge of the Company’s businesses. The Committee determined that waiver of the guideline continued to be appropriate for Mr. Ratcliffe in connection with the 2011 election of Directors.

Board Leadership Structure

The Company’s By-Laws require the Board to choose the Chairman of the Board from among the Directors and provide the Board with the ability to appoint the President of the Company as the Chairman of the Board. This approach gives the Board the necessary flexibility to determine whether these positions should be held by the same person or by separate persons based on the leadership needs of the Company at any particular time.

Based on the Company’s present circumstances, the Board has determined that the Company and its shareholders are best served by having Mr. Powers serve as its Chairman of the Board, President and CEO. Mr. Powers’ combined role as Chairman of the Board, President and CEO promotes unified leadership and direction for the Company, which allows for a single, clear focus for management to execute the Company’s strategy and business plans. Mr. Powers has served in this combined role since 2004. However, from 2001 to 2004, to assist in the transition of leadership from Mr. Ratcliffe (the Company’s former Chairman, President and CEO) to Mr. Powers, the Board determined that the Company was best served by having one person serve as the Chairman of the Board and another person serve as President and CEO.

The Board’s present composition provides independent and effective oversight of the Company’s business and affairs. The Audit, Compensation, and Nominating and Corporate Governance Committees are comprised entirely of Directors who meet the independence requirements of the NYSE. Mr. Powers is the only member of the executive management who is also a Director. The Board and Nominating and Corporate Governance Committee have assembled a Board that consists of strong and effective Directors who are currently or have been leaders or CFOs of major companies or institutions or advisors thereto, are independent analytical thinkers and have a diverse range of experience and skills.

In addition, the Board has established a Lead Director position, which rotates annually among the chairs of the Board Committees, as detailed in the Guidelines, immediately following the Company’s annual meeting. The Lead Director coordinates the activities of the Directors who are not Company officers (including those who are not independent by virtue of a material relationship, former status or family membership, or for any other reason) (collectively, the “Non-Management Directors”), coordinates the agenda for and chairs sessions of the Non-Management Directors, and facilitates communications between the Non-Management Directors and the other members of the Board and the management of the Company. Currently, Mr. Edwards is the Lead Director, and he is expected to hold this position through the Company’s 2011 Annual Meeting of Shareholders.

Given the strong leadership of the Company’s Chairman of the Board, President and CEO, the counterbalancing role of the Lead Director, and a Board otherwise comprised of effective and independent directors, the Board believes that, based on the Company’s present circumstances, the Board’s current leadership structure is appropriate.

Board Oversight of Risk

The Board of Directors is responsible for overseeing the Company’s risk management practices, and committees of the Board assist it in fulfilling this responsibility.

As required by its Charter, the Audit Committee routinely discusses with management the Company’s significant risk exposures and the actions management has taken to limit, monitor or control such exposures, including programs that involve the Company’s assessment of risk and risk management. In this regard, the Board reviews with the Company on an annual basis the implementation of the Company’s Enterprise Risk Management Program (“ERMP”) which identifies and quantifies a broad spectrum of enterprise-wide risks in various categories, such as hazard, financial, operational, strategic, and technical, and related action plans. The ERMP is integrated with the Company’s strategic planning process so that any risk identified as strategic in nature has an action plan in place to mitigate or eliminate it. In addition, the Company’s Internal Audit and Legal Departments report to the appropriate committee on various matters related to the Company’s risk exposures on an regular basis or more frequently, as needed. Such matters may include a review of metrics related to the Company’s confidential communication hotline, Listen Up; reports of audits conducted by the Internal Audit Department; code of ethics or compliance-related matters; major litigation and regulatory exposures; and any other current matters that may present a material risk to the Company’s operations, plans or reputation. At their discretion, members of the Board may directly contact management to review and discuss any risk-related or other concerns that may arise in between regular meetings.

In 2010, as part of its risk management activities, the Company reviewed with the Compensation Committee its compensation policies and practices applicable to all employees that could affect the Company’s assessment of risk and risk management and determined that such compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company.

The Board does not believe that its role in the oversight of the Company’s risks affects the Board’s leadership structure.

Code of Ethics

The Company has a Conflicts of Interest Policy, Business Ethics Policy and Use of Undisclosed Information Statement (“Code of Ethics”), which is the Company’s “code of ethics” within the meaning of Section 406 of the Sarbanes-Oxley Act of 2002. The Code of Ethics can be viewed on the Company’s website at www.hubbell.com. The Company requires all officers and Directors to certify compliance with the Code of Ethics on an annual basis. Waivers to the Code of Ethics as to officers and Directors may be made only by the Company’s Board of Directors or an appropriate committee of the Board of Directors, and will be promptly disclosed to Company shareholders through the Company’s website.

Communications with Directors

Shareholders and interested parties may communicate with either the Company’s Lead Director or with the Non-Management Directors as a group by using any of the following methods: (a) via Listen Up confidential communication: (i) electronically at http://www.listenupreports.com; (ii) fax to 1-312-635-1501; (iii) toll free to 1-888-789-6627; or (iv) by mail to Listen Uptm/SAI Global, 101 Morgan Lane #301, Plainsboro, New Jersey 08536; or (b) by writing to: Board of Directors, c/o Richard W. Davies, Vice President, General Counsel and Secretary, Hubbell Incorporated, 40 Waterview Drive, Shelton, Connecticut 06484. Such communications will be distributed to the specific Director(s) requested by the interested party or, if generally to the Board, to other members of the Board as may be appropriate depending on the material outlined in the communication. For example, if a communication relates to accounting, internal accounting controls, or auditing matters, the communication will be forwarded to the Chair of the Audit Committee.

Board Committees

The Board of Directors has Audit, Compensation, Executive, Finance, and Nominating and Corporate Governance Committees. The principal responsibilities of each of these committees is described generally below, and in detail in their respective Committee Charters. The Charter for each of the Company’s (i) Audit Committee, (ii) Compensation Committee, (iii) Finance Committee, and (iv) Nominating and Corporate Governance Committee are available on the Company’s website at www.hubbell.com. The Charter for the Executive Committee is incorporated into Article III, Section 1, of the Company’s By-Laws which are also posted on the Company’s website.

Audit Committee

Messrs. Guzzi, Hoffman, Keating and Van Riper, and Ms. Good serve as members of the Audit Committee, with Mr. Van Riper as Chairman. The Audit Committee consists of members who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Audit Committee appoints the independent registered public accounting firm to serve as auditors for the following year, subject to ratification by the shareholders at the annual meeting; meets periodically with the independent registered public accounting firm, internal auditors, and appropriate personnel responsible for the management of the Company and subsidiary companies concerning the adequacy of internal controls and the objectivity of the financial reporting of the Company; reviews and oversees the independence of the Company’s independent registered public accounting firm; reviews and discusses the Company’s internal audit function and its personnel; pre-approves the hiring of the independent registered public accounting firm for audit and non-audit services; and reviews and approves the scope of the audit and fees for the audit and non-audit services performed by the independent registered public accounting firm. The independent registered public accounting firm and the Company’s management and internal auditors each meet alone with the Audit Committee several times during the year and have access at any time to the Audit Committee. The Board of Directors has determined, in its business judgment, that each member of the Audit Committee is financially literate, at least one member of the Audit Committee meets the NYSE standard of having accounting or related financial management expertise and that Mr. Van Riper and Ms. Good each meet the SEC criteria of an “audit committee financial expert”. The Audit Committee met nine times in 2010.

Executive Committee

Messrs. Edwards, Hoffman, McNally, Powers, and Ratcliffe serve as members of the Executive Committee, with Mr. Ratcliffe as Chairman. The Executive Committee meets during intervals between meetings of the Board of Directors and may exercise all the powers of the Board of Directors in the management of the business, and properties and affairs of the Company, except certain powers set forth in the By-Laws of the Company. The Executive Committee did not meet in 2010.

Compensation Committee

Messrs. Edwards, McNally, Rodriguez, Swift, and Van Riper serve as members of the Compensation Committee, with Mr. Edwards as Chairman. The Compensation Committee consists of Directors who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Compensation Committee conducts an annual appraisal of the performance of the CEO and determines the compensation (base salary plus additional compensation and benefits) of the CEO. After consultation with the CEO (and the Chairman of the Board of Directors if a person other than the CEO is serving as Chairman), the Compensation Committee also determines the compensation of other members of the Company’s senior management group. The Compensation Committee evaluates the performance of the Chairman of the Board of Directors; determines equity grants under the Company’s 2005 Incentive Award Plan, as amended and restated; recommends (for approval) to the Board of Directors pension changes, and other significant benefits or perquisites; evaluates the Company’s compensation policies from a risk taking perspective; and reviews the members of the Company’s senior management group and plans for the development of qualified candidates, and reports to the Board of Directors annually. The Compensation Committee met five times in 2010.

Finance Committee

Messrs. Edwards, McNally, Powers, Ratcliffe and Rodriguez serve as members of the Finance Committee, with Mr. McNally as Chairman. The Finance Committee recommends to the Board of Directors of the Company proposals concerning long- and short-term financing, material divestments and acquisitions, cash and stock dividend policies, programs to repurchase the Company’s stock, stock splits, and other proposed changes in the Company’s capital structure; periodically reviews the Company’s capital expenditure policy and recommends changes to the Board of Directors, where appropriate, and, when requested by the Board of Directors, reviews and makes recommendations to the Board of Directors with respect to proposals concerning major capital expenditures and leasing arrangements; monitors the Company’s effective tax rate and related tax matters; reviews annually the Company’s insurance programs and their adequacy to protect against major losses and liabilities; reviews and monitors the administration and asset management of the Company’s employee benefit plans, including the selection of investment and other advisors, the allocation of assets between fixed income and equity, the performance of plan investment managers and pension plan contributions; and reviews and monitors the administration of the Company’s cash and investment portfolios, including the Company’s investment guideline policies. The Finance Committee met five times in 2010.

Nominating and Corporate Governance Committee

Messrs. Guzzi, Hoffman, Keating and Swift, and Ms. Good serve as members of the Nominating and Corporate Governance Committee, with Mr. Swift as Chairman. The Nominating and Corporate Governance Committee consists of Directors who are “independent” as defined in the current NYSE listing standards and regulations adopted by the SEC under the federal securities laws. The Nominating and Corporate Governance Committee assists the Board of Directors in fulfilling its responsibilities by identifying individuals qualified to become Board members; recommending Director nominees to be elected at the next annual meeting of shareholders or appointed by the Board of Directors to fill vacancies on the Board; reviewing and recommending (for approval) to the Board of Directors compensation for service on the Board of Directors and its various committees, policies governing retirement from the Board of Directors, and individuals to serve as the Company’s officers and members of the various committees of the Board of Directors; reviewing and recommending to the Board (for approval) changes proposed by the Chairman of the Board and the CEO pertaining to the structure and appointment of the Company’s officers; and developing and recommending to the Board of Directors the adoption, or amendment, of the Guidelines and principles applicable to the Company. The Nominating and Corporate Governance Committee met seven times in 2010.

Director Nominations

Qualifications of Director Nominees

As set forth in the Guidelines, the Nominating and Corporate Governance Committee works with the Board on an annual basis to determine the size of the Board and the appropriate characteristics, skills and experience for the Board and its individual members. The Committee recommends to the Board candidates for Board membership in accordance with the Guidelines and the selection criteria outlined in its Charter. In evaluating suitability to the Board, the Committee considers candidates on the basis of their ability to make independent analytical inquiries; general understanding of marketing, finance and other elements relevant to the success of a publicly traded company in today’s business environment; educational and professional background; experience in corporate governance (such as an officer or a former officer of a publicly held corporation); experience in the Company’s industry; experience as a board member of another publicly held corporation; and academic expertise in an area of the Company’s operations. Candidates are assessed on the basis of their qualifications, experience, skills and ability to enhance shareholder value. The Nominating and Corporate Governance Committee and the Board evaluate each candidate in the context of the Board as a whole. The Board does not have a policy with regard to the consideration of diversity in identifying director nominees; rather the objective is to assemble a Board with diverse experience in these various areas that can best perpetuate the success of the business and represent shareholder interests through the exercise of sound judgment.

Each Director nominee possesses the appropriate characteristics, skills and experience specified in the Company’s Guidelines and the Nominating and Corporate Governance Committee Charter for membership to the Board of Directors. As a result, the Board is comprised of individuals with strong and unique backgrounds, giving the Board, as a whole, competence and experience in a wide variety of areas such as finance and accounting, operations, legal, investing, risk management, mergers and acquisitions, auditing, engineering, corporate governance and public company board service. Several nominees have served or are currently serving as CEO or CFO of reputable public companies in industries, like manufacturing and power, that share common characteristics with the

Company’s industry. Set forth below are summaries of the experience of the nominees considered by the Nominating and Corporate Governance Committee in assembling a Board best suited to represent the interests of the Company and its shareholders:

Mr. Powers brings to the Board many years of CFO, CEO and management, strategic development, and mergers and acquisitions experience in manufacturing industries, including:

•	Chairman (since 2004), President and CEO (since 2001), and Senior Vice President and CFO (1998-2001) of the Company

•	Previously, 10 years of experience in manufacturing as Executive Vice President, Finance and Business Development Americas Region at ABB, Inc. and 3 years of experience as Vice President and Corporate Controller for BBC Brown Boveri, Inc.

•	Serves on the boards of MeadWestvaco Corporation, a public manufacturing corporation, and the National Electric Manufacturers Corporation (NEMA), and on the Board of Trustees of Manufacturers Alliance (MAPI)

Mr. Ratcliffe brings to the Board extensive legal, CFO and CEO and management, strategic development, and mergers and acquisitions experience, public corporation board experience and numerous years with the Company in a variety of capacities, including:

•	30 years as an officer of the Company consisting of 14 years as President and CEO, and 17 years as Chairman, 7 years as CFO, and 6 years as Chief Legal Officer

•	Served on the boards of 9 public corporations, including Sunoco, Inc., Praxair, Inc., Barnes Group, Inc., Olin Corporation, and Aquarion Company

Ms. Good brings to the Board CFO and finance, auditing, and general management experience in the utility industry, including:

•	Present Group Vice President and CFO of Duke Energy, an electric power company; past experience in various capacities as Senior Vice President and Treasurer, and President of Commercial Business

•	CFO and Controller of a utility holding company prior to its acquisition by Duke Energy

•	Served as a partner of accounting firms Arthur Andersen LLP for 10 years and Deloitte & Touche LLP for 1 year

•	Certified Public Accountant (“CPA”) for approximately 27 years

•	Qualifies as an audit committee financial expert

Mr. Guzzi brings to the Board CEO, COO, manufacturing, strategic development, operations and management consultant experience, including:

•	Present President and CEO of EMCOR Group, Inc., a public manufacturing corporation that designs, operates, and maintains complex mechanical and electrical systems

•	Past experience in manufacturing including President, North American Distribution and Aftermarket, and President, Commercial Systems and Services of Carrier Corporation, a subsidiary of United Technologies

•	Past experience as an engagement manager with McKinsey & Company, a prominent management consulting firm

Mr. Keating brings to the Board an extensive history of senior executive leadership and board experience, with an emphasis on international operations, and mergers and acquisitions, including:

•	Present Chairman of the Board and CEO of Kaman Corporation, a public manufacturing corporation that serves the aerospace and industrial distribution industries

•	Past experience as COO of Hughes Supply, and Executive Vice President and COO of Rockwell Collins, Commercial Systems

•	Former Managing Director and CEO of GKN Aerospace, and Director of GKN plc (its parent company), an international aerospace, automotive and land systems business

•	Former Director of AgustaWestland

Mr. McNally brings to the Board many years of CEO, management and operations experience in the publishing industry and public and private corporation boards, mergers and acquisitions, finance, and analyzing risk experience, as well as service in merchant and investment banking, including:

•	Past Chairman and CEO of Rand McNally & Company, engaged in printing, publishing and map-making

•	Past Director of numerous public and private corporations, including Reinhold Industries, Inc., Burns International Service Corp., Borg Warner Security Corp., Zenith Electric Corp., and Mercury Finance

•	Former Partner and currently Senior Advisor, Hammond, Kennedy, Whitney & Company, a merchant banker, and a partner in McNally Investments, a merchant banker

Mr. Rodriguez brings to the Board many years of CFO, finance, operations, merger and acquisition, and banking and general management experience, including:

•	Division President of the small business services and added value services of ADP, one of the largest payroll and tax filing processors

•	Previous CFO and other high level finance experience with a public company acquired by ADP and was CFO of two privately held corporations

•	Advisory board member of a private equity fund

Mr. Swift possesses CEO experience, public corporation board experience, and a strong finance, engineering and corporate governance background, including:

•	Past Chairman, President and CEO of Foster Wheeler Ltd.

•	Serves on several boards of public corporations, including Ingersoll-Rand Company, PLC, Kaman Corporation, CVS/Caremark Corporation, and Public Service Enterprise Group Incorporated, and has over 25 years of audit committee experience

•	Former Chairman of the National Foreign Trade Council and former Chairman of the Financial Accounting Standards Advisory Council, which advises the Financial Accounting Standards Board on accounting standards

•	Licensed professional engineer

Mr. Van Riper brings to the Board, CFO, public accounting, finance, audit, corporate governance, strategic planning, mergers and acquisitions, risk analysis, and public board experience, including:

•	Past Senior Vice President and CFO of Sealed Air Corporation

•	Serves/served on several boards of public companies, including New Brunswick Scientific Co., Inc., DOV Pharmaceutical, Inc., Millennium Chemicals Inc., 3D Systems Corporation, and Globecomm Systems Inc.

•	Served as a partner of accounting firm KPMG LLP for 26 years, including as lead partner to Fortune 500 and other U.S. and multinational corporations in a variety of areas

•	CPA for approximately 45 years

•	Qualifies as an audit committee financial expert

Director Nomination Process

In searching for qualified Director candidates for election to the Board and to fill vacancies on the Board, the Board solicits current Directors for the names of potentially qualified candidates and may ask Directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating and Corporate Governance Committee may also consult with outside advisors or retain search firms to assist in the search for qualified candidates and will consider suggestions from shareholders for nominees for election as Directors and evaluate such suggested nominees on the same terms as candidates identified by Directors, outside advisors or search firms selected by the Nominating and Corporate Governance Committee.

Once potential candidates are identified, the Nominating and Corporate Governance Committee reviews the backgrounds of those candidates. Candidates who appear to be suitable based upon their qualifications and the Board’s needs are then interviewed by the independent Directors and executive management. Candidates may be asked to submit additional information to the Company, after which the Nominating and Corporate Governance Committee makes its recommendation to the Board. If the Board approves the recommendation, the recommended candidate is nominated for election by the Company’s shareholders or the candidate is appointed by the Board to fill a vacancy on the Board.

Any shareholder who intends to propose a candidate to the Nominating and Corporate Governance Committee for nomination as a Director should deliver written notice to the Secretary of the Company with the following information: (a) the nominee’s biographical data (including business experience, service on other boards, and academic credentials), (b) all transactions and relationships, if any, between the nominating shareholder or such nominee, on the one hand, and the Company or its management, on the other hand, as well as any relationships or arrangements, if any, between the nominating shareholder and the nominee and any other transactions or relationships of which the Board of Directors should be aware in order to evaluate such nominee’s potential independence as a Director, (c) details of whether the nominee or the nominating shareholder is involved in any on-going litigation adverse to the Company or is associated with an entity which is engaged in such litigation and (d) whether the nominee or any company for which the nominee serves or has served as an officer or director is, or has been, the subject of any bankruptcy, SEC or criminal proceedings or investigations, any civil proceedings or investigations related to fraud, accounting or financial misconduct, or any other material civil proceedings or investigations. The notice must also contain a written consent confirming the nominee’s (a) consent to be nominated and named in the Company’s proxy statement and, if elected, to serve as a Director of the Company and (b) agreement to be interviewed by the Nominating and Corporate Governance Committee and submit additional information if requested to do so. Any such notice should be delivered to the Company sufficiently in advance of the Company’s annual meeting to permit the Nominating and Corporate Governance Committee to complete its review in a timely fashion.

Shareholder Nominations for Director

The Company’s By-Laws contain time limitations, procedures and requirements relating to direct nominations of Directors by shareholders of record. Any such shareholder who intends to bring before an annual meeting of shareholders any nomination for Director must deliver written notice to the Secretary of the Company. This notice must make certain representations, provide specified consents, and set forth specified information with respect to the shareholder and the nominee, including, without limitation, information as would be required under applicable securities law and SEC regulations in a proxy statement used to solicit proxies for the nominee. In general, the notice must be delivered not less than seventy days nor more than ninety days prior to the first anniversary of the preceding year’s annual meeting (or, if the date of the 2012 Annual Meeting of Shareholders is more than twenty days before or more than seventy days after May 7, 2012, notice by the shareholder must be so delivered not earlier than ninety days prior to the meeting and not later than seventy days prior to the meeting or the tenth day following the date on which public disclosure of the date of the meeting is first made by the Company). If, however, the number of Directors to be elected at the 2012 Annual Meeting of Shareholders is increased and there is no public announcement by the Company naming all of the nominees for Director or specifying the size of the increased Board of Directors at least eighty days prior to May 7, 2012, notice will also be considered timely, but only with respect to nominees for any new positions created by such increase, if it is delivered to the Secretary of the Company not later than the close of business on the tenth day following the day on which such public announcement is first made by the Company. The Company’s By-Laws can be viewed on its website at www.hubbell.com.

COMPENSATION DISCUSSION AND ANALYSIS

This section of the proxy statement describes the material elements of the 2010 compensation program for the named executive officers in the Summary Compensation Table. In an attempt to make the materials easier to read and comprehend, we have added an Executive Summary providing an overview of our business and our compensation philosophy. Also, included in this section is a listing of material changes made to our compensation plans to ensure our plans are both competitive in design and aligned with the interests of our shareholders. Following the summary, we will provide a traditional review of each element of executive compensation.

Executive Summary

We are an international manufacturer of quality electrical and electronic products for a broad range of non-residential and residential construction, industrial and utility applications. Our operations are organized into two business segments, the Electrical segment and the Power segment. The Electrical and Power segments represent approximately 71% and 29%, respectively, of our total revenue for 2010.

Our compensation decisions for 2010 were directly influenced by the operating results for the year, reflecting the strong relationship between pay and performance. 2010 was a strong performance year for the Company. Sales grew to $2.5 billion or 8% and operating margin of 14.5% was up 200 basis points compared to 2009. In addition, the strong results were reflected in a total return to shareholders of approximately 30%.

To provide context to the decisions made regarding our executive compensation, it is helpful to understand the objectives that guide our decisions. Our compensation objectives are as follows:

•	Attract and retain capable executive talent essential to our immediate and long term success

•	Deliver compensation to our executives that is competitive and fair as compared to relevant external benchmarks

•	Align the interests of our executives with the interests of our shareholders

•	Structure compensation that reflects a strong orientation towards pay for performance while driving long term shareholder value

Given these objectives, numerous actions and decisions have been made to our executive compensation programs in recent years as approved by our Compensation Committee with counsel from its independent consultant, ExeQuity, LLP (“ExeQuity”). Some noteworthy examples are included below:

•	Salary Freezes. Due to the uncertain and challenging economic environment, base salaries for all named executive officers were frozen in 2010, and solely for our Chief Executive Officer in 2009

•	Strong Performance-Based Compensation Program

✓	Designated approximately 70% of the named executive officers’ total direct compensation as subject to performance-based conditions

✓	Identified performance goals and thresholds that are designed to challenge executives to high levels of performance and offer incentive compensation only upon achievement of such goals as approved by the Compensation Committee

✓	Established a maximum of 200% of target for payout under both our short-term incentive award program and long-term incentive award program, and a minimum level under which no incentives are paid

•	Sound Compensation Governance Actions

✓	Adopted a Compensation Recovery Policy (i.e., a “clawback policy”) applicable to all named executive officers which can result in termination and/or recovery of performance-based compensation under certain prescribed acts of misconduct

✓	Amended our Stock Ownership and Retention Policy to increase the minimum share ownership requirement to be held by senior executives, including our Chief Executive Officer whose ownership multiple rose from four times to five times base salary

✓	Replaced our historical “Continuity Agreements” with new Change in Control Severance Agreements that, among other things, eliminate the payment of gross-ups on excise taxes and provide for severance payments that are significantly less than payments under the previous agreements

✓	Closed participation in our Supplemental Executive Retirement Plan and Supplemental Management Retirement Plan, and adopted a Defined Contribution Restoration Plan

✓	Amended and Restated our 2005 Incentive Award Plan to, among other things, add restricted stock unit awards, dividend equivalents and stock payment awards, to increase the number of shares available for grant, and to revise and expand the performance metrics contained in the plan

✓	Amended and Restated our Senior Executive Incentive Compensation Plan, which is subject to shareholder approval at this annual meeting, to revise and approve the performance metrics contained therein and to align them with the performance metrics in our 2005 Incentive Award Plan, as amended and restated

✓	Amended our general Severance Policy to, among other things, eliminate the payment of any benefits pursuant to a change in control, which was determined to be a more mainstream design

✓	Examined our limited perquisites and eliminated the country club membership perquisite

✓	Implemented an annual process to assess risk associated with the Company’s compensation policies to determine whether such policies encourage risk taking

Overview

The Company has adopted an incentive pay-for-performance philosophy which is intended to reward our executives for their contributions towards the Company’s business strategy and goals. In order to achieve our compensation objectives, the Company provides its executives with a total direct compensation package consisting of three elements:

•	Base Salary. A fixed cash payment based on scope of responsibility, experience and individual performance.

•	Short-Term Incentive Award Opportunity. An annual cash-based incentive tied to achievements of designated short-term financial and strategic objectives.

•	Long-Term Incentive Award Opportunity. A long-term incentive award in the form of equity-based compensation designed to create alignment with shareholders and promote achievement of longer term financial and strategic objectives.

Executives also receive indirect compensation through employee benefit plans, limited perquisites and severance protection.

The total direct compensation described above consists of both variable (annual short-term and long-term incentive opportunities) as well as non-variable compensation (base salary, benefit plans and perquisites). Variable compensation is linked to performance on a short- and long-term basis and represents the greatest portion of an executive’s total direct compensation. Non-variable compensation offers a stable source of income and is based on the executive’s functional role and responsibilities, competitive position and the ability of the executive to influence the Company’s performance. The combination of variable and non-variable compensation provides Company executives with income that is reflective of competitive benchmarks which enhances the Company’s ability to attract and retain key management.

The Role of the Compensation Committee and Compensation Consultant

The Compensation Committee determines the Company’s compensation philosophy and approves each element of the Company’s executive officers’ compensation. In determining the amount of total direct compensation for the named executive officers, the Compensation Committee relies on the advice of and data provided by ExeQuity, an independent outside compensation consultant engaged by the Committee. ExeQuity advises the Compensation Committee with respect to named executive officer compensation. ExeQuity does not advise the management of the Company, and receives no compensation from the Company for services other than as directed by the Compensation Committee and the Nominating and Corporate Governance Committee (for which ExeQuity provides guidance with respect to independent Director compensation).

In 2010, the Compensation Committee discussed its compensation philosophy with ExeQuity, but otherwise did not impose any specific limitations or constraints on, or otherwise direct, the manner in which ExeQuity performed its advisory services. As advisor to the Compensation Committee, ExeQuity reviewed the total compensation strategy and pay levels for the Company’s named executive officers, examined all aspects of the Company’s executive compensation programs to ensure their ongoing support of the Company’s business strategy, informed the Compensation Committee of developing legal and regulatory considerations affecting executive compensation and benefit programs, and provided general advice to the Compensation Committee with respect to all compensation decisions pertaining to the CEO and to all senior executive compensation recommendations submitted by management.

The Compensation Committee considers recommendations made by the CEO with respect to executive compensation. However, the Compensation Committee is the sole determiner of all final executive compensation decisions.

Benchmarking

ExeQuity supplied the Compensation Committee with compensation data for each element of the total compensation package (base salary, and short-term and long-term incentive awards). The Compensation Committee benchmarked to the median pay levels for specific positions at manufacturing companies represented in the Hewitt Associates Total Compensation DataBasetm which equates to a community of over 300 companies in the U.S. general manufacturing sector. The data relied upon by the Compensation Committee was a statistical summary of the pay practices for the manufacturing companies in that database and was not representative of any individual companies. In fact, the Compensation Committee did not examine the pay practices in effect at any individual company whose pay practices are reflected in the statistical summary. Throughout this Compensation Discussion and Analysis (“CD&A”) references to “benchmarking”, “competitive data” or “market” refer to this statistical summarized data.

The Compensation Committee benchmarks the Company’s executive compensation levels to the practices of such general manufacturing companies because it believes that the source and the destination of the Company’s senior executive talent extends beyond the limited community of electrical manufacturers and includes a wide range of other organizations in the manufacturing sectors outside the Company’s traditional competitors for products and services. Benchmarking pay practices to a broad representation of general industry ensures that the Company sets its pay at such levels as will position it to attract and retain qualified senior executives in the face of competing pressures in the Company’s relevant labor markets.

The Compensation Committee’s review of the data in 2010 showed the Company’s total pay structure for its executives to be competitive with 50th percentile practices in that external market, the position to which the Committee aims to manage executive compensation opportunities. The actual base salary and target total cash (base salary plus short-term incentive award targets) for the named executive officers as a group were positioned close to the 50th percentile, with total target compensation (total target cash plus the grant date value of long-term incentive opportunities) below the median at approximately the 41st percentile.

In addition to reviewing the compensation levels of the benchmark group, to aid in its administration of the Company’s compensation program, the Compensation Committee also reviews tally sheets totaling 2010 compensation for each of the named executive officers. These tally sheets identify and value each component of the named executive officer’s compensation, including base salary, short-term and long-term incentive awards, pension benefits, deferred compensation, perquisites, and potential change in control and severance benefits, and provide an aggregate sum for each executive.

Elements of Compensation

Because of the ability of executive officers to directly influence the overall performance of the Company, and consistent with our philosophy of linking pay to performance, our goal is to allocate a significant portion of compensation paid to our executive officers to performance-based, short- and long-term incentive programs. We strive to allocate total compensation in a manner that is market competitive with our peer groups. The table below illustrates the mix of target total compensation for the named executive officers based on compensation in 2010 (excluding any discretionary bonuses):

Base Salary	30%
Short-term Incentive Award Opportunity	24%
Long-Term Incentive Award Opportunity	46%

Base Salary

Base salaries are determined by reference to competitive data and individual levels of responsibility. As noted previously, the Company defines its market competitive position for base salaries as the 50th percentile of the market data. This benchmark represents the Compensation Committee’s belief that base compensation, which is not performance-based, should be competitive in order to attract and retain qualified individuals. In December 2009, management requested, and the Committee approved, that the named executive officers receive no base salary increase for 2010 in light of the challenging economic environment. In 2010, after considering the Company’s year over year performance and the improved economic environment, and to better reflect market rates, the Committee considered and approved base salary increases for the named executive officers for 2011.

Short-Term Incentive Compensation (Non-Equity)

Like base salaries, annual short-term incentive awards are targeted at 50th percentile levels for similarly-sized companies across general industry. Short-term incentive awards for executives are paid pursuant to the Company’s Incentive Compensation Plan and Senior Executive Incentive Compensation Plan (“Senior Plan”). Individual short-term incentive award target levels for each executive are determined by reference to competitive data provided by ExeQuity, though the actual amount of short-term incentive awards paid to each executive reflect achievement of Company financial and strategic plan goals which include factors such as free cash flow, operating profit and earnings per diluted share (“EPS”). Short-term incentive award target levels (“STI Target”) are measured as a percentage of 2010 base salaries as indicated below:

	STI Target
Name	Percentage	Base Salary	STI Target

T. H. Powers	100%	$930,000	$930,000
D. G. Nord	70%	$432,600	$302,820
G. N. Amato	70%	$390,000	$273,000
S. H. Muse	70%	$420,200	$294,140
W. T. Tolley	70%	$358,600	$251,020

Messrs. Muse, Amato and Tolley participated in the Incentive Compensation Plan in 2010. Messrs. Powers and Nord participated in the Senior Plan, a program that is specifically designed so as to protect for the Company the tax deductibility of short-term incentive awards earned by Messrs. Powers and Nord.

Incentive Compensation Plan

The Incentive Compensation Plan is structured to closely resemble the design of executive short-term incentive award plans that are common at other companies in the general manufacturing environment. Maintaining a short-term incentive award plan that typifies those used elsewhere enhances the appeal of the Company’s compensation program generally and strengthens the Company’s ability to attract and retain high quality executive talent.

The Incentive Compensation Plan authorizes the creation of an incentive compensation fund each year equal in amount to 15% of the excess of the Company’s consolidated earnings over 10% of the beginning year invested capital and long-term debt. Actual short-term incentive awards are paid from the authorized fund based on the extent to which the Company achieves Compensation Committee-approved performance goals with respect to essential operating measures such as EPS, operating profit and free cash flow, as well as other strategic objectives as determined at the discretion of the Compensation Committee.

Incentive Compensation Plan participants can earn from 50% to 200% of their STI Target each year based on performance. However, if performance falls below a pre-established minimally acceptable threshold, then no short-term incentive award is payable at all.

Senior Plan

Section 162(m) of the Internal Revenue Code of 1986, as amended, (the “Code”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to its Chief Executive Officer or any of the Company’s other named executive officers, other than the Chief Financial Officer, who are employed as of the end of the fiscal year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “qualifying performance based” compensation (i.e., compensation paid only if the executive’s performance meets certain pre-established goals approved by the Compensation Committee). Short-term incentive awards paid under the Company’s Senior Plan are intended to be exempt from the deduction limit of Code Section 162(m). Like many other public companies that utilize similar plans (including many general manufacturing companies), the Senior Plan is intended to provide the Company with the ability to pay performance-based compensation to senior executives that are deductible by the Company for federal income tax purposes to the maximum extent permitted by the Code.

Similar to the Incentive Compensation Plan, short-term incentive awards under the Senior Plan are earned contingent on the achievement of Compensation Committee-approved goals, and payable from the incentive compensation fund described in connection with the Incentive Compensation Plan. Under the Senior Plan, for example:

Mr. Powers was eligible to earn a maximum amount for 2010 equal to the lesser of:

•	15% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•	$5,000,000.

Mr. Nord’s maximum amount for 2010 was the lesser of:

•	10% of the amount of the incentive compensation fund established under the Incentive Compensation Plan, or

•	$5,000,000.

After the maximum possible payout under the Senior Plan is determined, the Compensation Committee may use its discretion, as permitted under the Senior Plan and Section 162(m) of the Code, to decrease (but not increase) the actual amount of the short-term incentive awards paid under the Senior Plan. In exercising its discretion to reduce the amounts paid to Messrs. Powers and Nord under the Senior Plan, the Compensation Committee considered the same EPS and free cash flow performance goals, weightings and formulation that it applied to the Incentive Compensation Plan participants and awarded for Messrs. Powers and Nord the amounts displayed in the Summary Compensation Table on page 30 based upon the performance results described in the table below. Thus, although 2010 short-term incentive awards were paid to Messrs. Powers and Nord under the Senior Plan, they received the same short-term incentive award they would have received for 2010 had they each participated in the Incentive Compensation Plan.

2010 Performance Measures and Payout

Corporate Officers.  For 2010, the Compensation Committee identified two measures of performance that it would use as principal considerations in its assessment of performance for purposes of determining short-term incentive awards: EPS and free cash flow (cash flow from operations less capital expenditures). EPS was identified because it was deemed by the Compensation Committee to affect shareholder value most directly and to be an important variable in determining share price. Free cash flow was identified because it is an important determinant in Company performance. For Corporate Officers, including Messrs. Powers and Nord, short-term incentive awards were paid on achievement of established EPS and free cash flow targets as set forth in the table below:

	Relative				Performance Result
Measures	Weight	Performance Threshold			Actual	Weighted
		Minimum:	$2.60 =	50%
EPS	80%	Target:	$3.25 =	100%	$3.74	140%
		Maximum:	≥ $3.90 =	200%

		Minimum:	$164M =	50%
Free cash flow	20%	Target:	$205M =	100%	$215M	25%
		Maximum:	$246M =	200%

				Composite Payout:		165%

If the minimum levels of EPS of $2.60 and free cash flow of $164M were not obtained, then no short-term incentive award was to be paid. For EPS and free cash flow between the minimum and maximum, the amount of short-term incentive awards were to be interpolated on a straight-line basis. For 2010, EPS was $3.74, before the impact of debt extinguishment, and free cash flow was $215 million before the impact of debt extinguishment and the deferral of a significant capital investment. Therefore, the actual amount of short-term incentive awards payable to Messrs. Powers and Nord under the Senior Plan, resulted in a composite payout of 165% of their respective STI Target, the same calculation as other Corporate Officers. Accordingly, the short-term incentive awards earned by Messrs. Powers and Nord as shown in the Summary Compensation Table on page 30 reflect this level of achievement.

Group Vice Presidents.  In addition to EPS and free cash flow measured in the same manner as for Messrs. Powers and Nord described above, the group vice presidents’ short-term incentive awards were principally determined using a composite of (i) operating profit and free cash flow objectives specific to the group vice presidents’ business unit (for Mr. Muse, the lighting business (“Lighting”), for Mr. Amato, the electrical systems business (“Electrical Systems”), and for Mr. Tolley, the power systems business (“Power”)), and (ii) strategic objectives that were identified as being important indicia of success for the group vice president’s respective business unit. The weightings of each performance measure and the potential payout for Messrs. Muse, Amato and Tolley were as follows:

Measures	Relative Weight	Performance Threshold
		Minimum:	< 80% =	0%
Operating profit and Free cash flow at the business unit level	70%	Target: Maximum:	100% = ≥ 120% =	100% 200%

EPS and Free cash flow	15%	See the Corporate Officer Short-Term Incentive Award Guidelines discussion above

Strategic objectives	15%	Compensation Committee discretion based on achievements related to strategic objectives

Focusing a significant portion of the group vice presidents’ potential short-term incentive award on operating profit and free cash flow results was deemed by the Compensation Committee to promote decision making that would best increase the value of the business unit with respect to which the officer has direct oversight and control. The operating profit, EPS and free cash flow targets were the only targets material to the consideration of

Messrs. Muse’s, Amato’s and Tolley’s annual short-term incentive award. The strategic objectives for Messrs. Muse, Amato and Tolley were selected by the Compensation Committee after identifying with management certain objectives that relate to central elements for the strategic plan of each business. However, no single strategic objective was a material consideration in the Committee’s determination of an annual short-term incentive award. Some of the strategic objectives were formula driven, others were not, reflecting instead the Compensation Committee’s judgment with respect to achievements in improving the Company’s safety performance and leveraging the Company’s enterprise business system including advancements in standardized reporting and available functionality.

The following section discusses the performance results and payout of each of the group vice president’s businesses applying the performance measures discussed above:

Mr. Amato.  The Electrical Systems business achieved operating profit performance that was 32% better than target which translated to a performance result for Mr. Amato of 200% on the operating profit measure. The Electrical Systems business achieved free cash flow performance of 122% of target. This performance translated to a performance result of 200% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Electrical Systems business), Mr. Amato earned a 200% payout on this measure or 140% when the relative weighting was applied. The Compensation Committee assessed Mr. Amato’s performance on the strategic objectives and determined that such results corresponded to a performance level of 200%. As a result, Mr. Amato’s actual short-term incentive award for 2010 is indicated in the following table:

			Performance Result
Measures	Relative Weight	Performance Target	Actual	Weighted
Operating profit	70%	125% of prior year	200%	140%

Free cash flow within the Electrical Systems business		59% of Operating Profit	200%

EPS and Free cash flow	15%	See above	165%	25%

Strategic objectives	15%	Compensation Committee discretion as described above	200%	30%

			Composite Payout:	195%

Mr. Muse.  The Lighting business achieved operating profit performance 7% better than target which translated to a performance result for Mr. Muse of 134% on the operating profit measure. The Lighting business achieved free cash flow performance of 92% of target. This performance translated to a performance result of 80% on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Lighting business), Mr. Muse earned a 120% on the composite measure or 84% payout when the relative weighting was applied. The Compensation Committee assessed Mr. Muse’s performance on the strategic objectives and determined that such results corresponded to a performance level of 160%. As a result, Mr. Muse’s actual short-term incentive award for 2010 is shown in the following table:

			Performance Result
Measures	Relative Weight	Performance Target	Actual	Weighted
Operating profit	70%	Equal to prior year	134%	84%

Free cash flow within the Lighting business		Equal to Operating Profit	80%

EPS and Free cash flow	15%	See above	165%	25%

Strategic objectives	15%	Compensation Committee discretion as described above	160%	24%

			Composite Payout:	133%

Mr. Tolley.  The Power business achieved operating profit performance that was 4% below target which translated to a performance result for Mr. Tolley of 90% on the operating profit measure. The Power business achieved free cash flow performance of 86% of target. This performance translated to a performance result of 64%

on the free cash flow measure. When blended together to form the composite measure (75% weight operating profit plus 25% weight free cash flow within the Power business), Mr. Tolley earned an 83% payout on this measure or 58% when the relative weighting was applied. The Compensation Committee assessed Mr. Tolley’s performance on the strategic objectives and determined that such results corresponded to a performance level of 160%. As a result, Mr. Tolley’s actual short-term incentive award for 2010 is shown in the following table:

			Performance Result
Measures	Relative Weight	Performance Target	Actual	Weighted
Operating profit	70%	Flat compared to prior year	90%	58%

Free cash flow within the Power business		64% of Operating Profit	64%

EPS and Free cash flow	15%	See above	165%	25%

Strategic objectives	15%	Compensation Committee discretion as described above	160%	24%

			Composite Payout:	107%

Bonus

In addition to the performance-based short-term incentive awards paid under the Incentive Compensation Plan and the Senior Plan, for 2010 the Compensation Committee awarded a discretionary bonus to Mr. Amato in the amount of $100,000. The Compensation Committee determined that it was appropriate to provide Mr. Amato with this bonus based on Mr. Amato’s strong leadership in delivering superior performance for the Electrical business.

Long-Term Incentive Compensation (Equity)

The Company matches compensation practices in the general manufacturing sector by extending to its executives the opportunity to earn rewards in the form of Company shares. The long-term incentive compensation program is the means by which shares are earned. The objectives of the long-term incentive compensation program are to:

•	Generate growth in the Company’s share price by rewarding activity that enhances enterprise value

•	Ensure long-term rewards are commensurate with performance

•	Facilitate the accumulation of shares by executives, thereby enhancing ownership levels and promoting value-added decision making

The Compensation Committee also understands from its review of the benchmark data that delivering long-term incentive award value in a blend of these formats is similar to how other companies in the manufacturing sector are delivering equity awards to executives in senior leadership positions. The value of long-term incentive awards granted to executives each year is based on several factors, including a review of external practices as provided by ExeQuity, the Compensation Committee’s assessment of the Company’s financial performance in the short- and long-term, and the value of awards granted in prior years.

The Compensation Committee determined that the best balance of the Company’s interests in motivating, retaining and rewarding the named executive officers, is by having 50% of each executive’s long-term incentive award value in the form of SARs, 25% in restricted stock, and 25% percent in performance shares. This particular blend of award formats was viewed by the Compensation Committee as being representative of the prevailing mix in the external market. This decision to align the Company’s mix of long-term incentive award grants with the benchmark norm was deemed to be consistent with the Company’s broader objective of extending market representative pay opportunities.

In December 2010, the Compensation Committee approved for the named executive officers awards of Class B Common Stock in the form of restricted stock, SARs and performance shares. The Committee believes granting awards in these formats uses shares efficiently while increasing executive stock ownership commensurate with the

Company’s performance. More specifically, the Compensation Committee deems the issuance of these particular award types to satisfy the Company’s compensation objectives in the following manner:

•	SARs and performance shares strengthen the performance orientation of the award program

•	Restricted stock builds equity ownership which is more closely aligned to that of other shareholders

•	SARs, restricted stock and performance shares efficiently use shares to deliver targeted value to executives

Long-term incentive grants are usually made once a year, after the Compensation Committee has assessed the Company’s performance for such year. Historically, restricted stock, SARs, stock options and performance share grants have been made at the Compensation Committee’s regularly scheduled meeting held in early December, with limited exceptions related to newly appointed or promoted executives, or in connection with an acquisition.

Restricted Stock Awards.   Restricted stock provides incentives for executives to remain employed by the Company and to create and maintain value for shareholders since the value of a restricted share depends on the executives continued employment and the value of the Company’s stock on the vesting date. Restricted share awards are granted in shares of the Company’s Class B Common Stock and generally vest in three equal installments on the anniversary of the grant date.

SARs and Stock Options.   A SAR gives the right to the holder to receive, once vested, the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the market value of a share of Class B Common Stock upon exercise. Generally, SARs vest in three equal installments on the anniversary of the grant date. The Company has not granted stock options since 2004, however, grants made prior to 2004 are vested and may remain outstanding.

The base price pursuant to which the value of a SAR is measured is the mean between the high and low trading prices of Class B Common Stock as reported on the New York Stock Exchange on the trading day immediately preceding the date of grant (i.e. December 3, 2010 — $59.95). The Company uses the mean between the high and low trading prices on the date immediately before the date of grant and not the closing price of its stock on the date of grant for two reasons: First, using trading prices from the day before the grant enables the Compensation Committee to know the exact grant price and therefore determine the exact value of each grant before it is made. Second, because of the relatively low volume at which the Company’s stock trades suggests that the mean represents a more accurate picture of the fair market value of the stock than does the closing price. For purposes of determining individual award levels, the value of each SAR is formulated on the basis of a modified Black-Scholes calculation that is provided to the Compensation Committee by an independent consulting organization.

Performance Share Awards.   Performance share awards give the executive the ability to earn shares of the Company’s Class B Common Stock upon satisfaction of certain pre-established performance measures within a stated period of time. In 2010, performance shares were granted and could be earned based on the Company’s total return to shareholders (“TRS”) over a three-year performance period compared to the TRS generated by the other companies that comprise the S&P Mid-Cap 400 Index (“Index”). The number of performance shares to be paid under this grant is determined based on the Company’s relative performance per the following schedule which shows the potential payout as a percent of the target award. The performance and payouts will be rounded to the nearest percentage.

Performance Measure	Performance	Payout
Total Return to Shareholders(1)	≥ 80th percentile of Index At 50th percentile of Index At 35th percentile of Index Below 35th percentile of Index	200% 100% 50% 0%

(1)	For every percentile increase in performance, the payout will increase 3.33% (interpolated on a straight line basis).

Importantly, all performance share awards are subject to a shareholder protection mechanism such that no shares will be paid in the event the Company’s TRS over the three-year performance period falls below the 35th percentile of the Index. The performance shares therefore provide pay only in the event of performance thereby linking the named executive officer’s incentives to shareholder interests and returns.

The performance share grant of December 3, 2007, having a performance period of January 1, 2008 to December 31, 2010, will be paid out in 2011 based upon the Company’s achievements with respect to two equally weighted performance measures: TRS and operating margin improvements. At the end of the performance period, the Company achieved TSR performance at the 71st percentile of the Index resulting in a 170% payout, and operating margin improvement of 2.66% basis points resulting in an 66% payout. When blended to form the composite measure (50% weight TRS plus 50% weight operating margin improvements), the resulting payout was 118% thereby earning Messrs. Powers, Nord, Amato, Muse and Tolley 13,322, 3,542, 2,275, 2,924 and 1,949 shares, respectively.

Compensation Policies

Stock Ownership and Retention Policy

The Company has a stock ownership and retention policy which is applicable to the named executive officers as well as other officers and designated employees. The policy requires such employees, consistent with their responsibilities to the shareholders of the Company, to hold a significant equity interest in the Company.

In an effort to maintain consistency with current market practice and external benchmarks, the Compensation Committee reviewed the current design of the Stock ownership and retention policy. In February 2011, upon the recommendation of the Compensation Committee, the Board approved of amendments to the policy that would better reflect evolving market practices and ensure that the interests of the employees bound by the policy are properly aligned with the interests of the Company’s shareholders. The amendments to the policy are summarized below:

•	Increased the minimum share ownership requirement for the Chief Executive Officer from four times to five times base salary

•	Expanded the population of employees covered by the policy to a broader group of individuals whose decisions have the ability to influence or impact the Company

•	Reduced the time period to attain the minimum share ownership requirement to five years from the earliest date an employee is granted an option to acquire Company securities

Accordingly, under the policy employees are expected to attain share ownership equal to their base salary times a certain multiplier, as indicated below:

Multiple of
Executive Level	Base Salary

Chief Executive Officer	5x
Chief Financial Officer, Group Vice Presidents and General Counsel	3x
Other Corporate Officers	2x
Other Executives (non-Corporate Officers)	1x

The policy also provides that until the minimum share ownership level is met, an employee is expected to retain fifty percent (50%) of the net shares acquired pursuant to the exercise of a stock option or SAR. Once the minimum share ownership level is satisfied, the employee is expected to continue to satisfy such requirement for so long as he or she is subject to the policy. Shares that count toward the minimum share ownership requirement include shares held directly and indirectly by the employee, including restricted stock held pursuant to the 2005 Incentive Award Plan, as amended and restated. Shares underlying unexercised options or SARs, and unearned performance shares are not counted.

Compensation Recovery Policy

The Company has a compensation recovery policy under which, if an executive is determined to have engaged in fraud or other gross misconduct which contributed in whole or in part to a restatement of the Company’s financial results, the Board may take disciplinary action which may include one or more the following:

•	Termination of employment

•	Recovery of all or any portion of any performance-based cash or equity paid or vested during the previous three years and that would otherwise not have been paid or vested based on the restated financial results

•	Cancellation or forfeiture of any performance-based cash or equity awards not yet paid or vested, or offset against future awards

All actions taken under this policy will be determined by the Board of Directors in its sole discretion, upon consultation with the Audit Committee and the Nominating and Corporate Governance Committee.

Employee Benefits

Named executive officers also receive employee benefits that are generally applicable to all employees, as well as certain retirement benefits, perquisites, severance and change in control protections. These additional benefits are of the type and amount available to other senior executives of manufacturing companies as demonstrated in the benchmarked data. The Compensation Committee believes that it is necessary to provide these benefits to executives in order to remain market competitive in attracting and retaining qualified executives.

Retirement Plans and Nonqualified Deferred Compensation Plans

In addition to the retirement plans which are made generally available to employees of the Company, which include a tax qualified defined benefit plan (“Basic Plan”) and a defined contribution plan consisting of a 401(k) plan and a discretionary profit sharing contribution plan (“Contribution Plan”), the named executive officers and certain other selected executive officers participate in various supplemental retirement plans and deferred compensation plans, which allow them to earn additional retirement benefits.

The Basic Plan and Contribution Plan are intended to provide employees, including named executive officers, with retirement income. Only the Company contributes to the Basic Plan whereas both the Company and the employee contribute to the Contribution Plan. Employees hired after December 31, 2003 are not eligible to participate in the Basic Plan, but participate only in the Contribution Plan. The Company determined to no longer offer the Basic Plan to new employees after 2003, as it was no longer necessary in order to attract talent in the marketplace. Instead, the Company emphasized participation in the Contribution Plan with matching contributions and a discretionary profit sharing contribution which are more in line with current competitive retirement compensation practices.

In addition to the Basic Plan and the Contribution Plan, the named executive officers participate in supplemental retirement plans available to selected senior management employees of the Company, which include the Top Hat Restoration Plan (the “Restoration Plan”) and either the Supplemental Executive Retirement Plan (the “Executive Plan”) or the Supplemental Management Retirement Plan (the “Management Plan”) both of which are closed to new participants. The Restoration Plan is an “excess benefit plan” pursuant to which participants in the Basic Plan receive additional retirement benefits, calculated in the same manner as benefits are calculated under the Basic Plan but without regard to the applicable limits on compensation or benefit accruals under the Basic Plan as required by the tax-qualified plan rules.

Effective January 1, 2011, the Company adopted the Defined Contribution Restoration Plan (the “DC Plan”), also an “excess benefit plan,” pursuant to which each employee, including each named executive officer, who is eligible to participate in the Contribution Plan will receive Company contributions equal to the discretionary profit-sharing contributions such employee would have received under the Contribution Plan absent the compensation limits under the Contribution Plan as required by the tax-qualified plan rules less the amounts of discretionary profit-sharing contributions such employee received under the Contribution Plan. The Restoration Plan, Executive Plan, Management Plan and DC Plan are intended to promote the retention of our eligible senior management employees by providing them with the opportunity to earn pension benefits which supplement the benefits available under the Company’s tax-qualified retirement plans.

The Company also maintains the Executive Deferred Compensation Plan (“EDCP”), a nonqualified deferred compensation plan which permits selected individuals, including our named executive officers, to defer the receipt of a portion of their annual short-term incentive compensation and provides for discretionary company matching contributions. The purpose of the EDCP is to provide a tax- and retirement-planning tool to selected individuals and thus assist the Company in attracting and retaining senior management.

Additional information on the retirements plan discussed in this section can be found under the section entitled “Retirement Plans” and the accompanying narrative to the Pension Benefits in Fiscal Year 2010 table on page 36. Information on the EDCP can be found under the section entitled “Non-Qualified Deferred Compensation” and the accompanying narrative to the “Non-Qualified Deferred Compensation in Fiscal Year 2010” table on page 38.

Perquisites

The Company provides limited perquisites to its named executive officers. These perquisites provide flexibility to the executives and increase travel efficiencies, thereby allowing more productive use of executive time; protect the executive’s financial health and thus the Company’s investment in their development; and encourage active involvement in Company marketing efforts. The Company examines the competitiveness of the perquisites offered and the evolving competitive landscape and recommended to the Compensation Committee which determined in 2010 to eliminate the perquisite of Company-provided country club memberships. More detail on the Company’s perquisites can be found in the narrative following the Summary Compensation Table on page 32.

Severance and Change in Control Benefits

In addition to retirement benefits, the Company provides for certain severance benefits in the event a named executive officer’s employment is involuntarily or constructively terminated. Such severance benefits are designed to alleviate the financial impact of a termination through base salary and health benefit continuation, as well as outplacement services, and with the intent of providing for a stable work environment. In addition to general severance, the Company provides enhanced benefits in the event of a change in control as a means of reinforcing and encouraging the continued attention and dedication of senior executives of the Company to their duties of employment without personal distraction or conflict of interest in circumstances which could arise from the occurrence of a change in control.

The Company extends severance and change in control benefits because they are essential to help the Company fulfill its objectives of attracting and retaining key managerial talent. The decision to offer these benefits did not influence the Compensation Committee’s determinations concerning other direct compensation or benefit levels. In making the decision to extend the benefits, the Compensation Committee relied on ExeQuity and determined in December 2010, that certain modifications to the Company’s existing severance and change in control benefits were appropriate in order to better align with policy statements put forth by governance rating agencies and emerging market practices in the area of severance and change in control compensation. In particular, the Compensation Committee’s review of such policy statements and market practices elsewhere demonstrated that the magnitude of the lump sum cash benefits payable following certain change in control-related terminations (2.75 or less times base salary plus short-term incentive award) and the elimination of the Company’s payment of gross ups to cover excise taxes more closely reflect emerging industry standards. Accordingly, effective December 31, 2010, the Company replaced all of its existing Continuity Agreements with new Change in Control Severance Agreements containing these and other provisions deemed by ExeQuity to better represent the types and amounts of compensation benefits payable upon a change in control.

The Compensation Committee also reviewed the Company’s general severance benefits in light of current market trends and in February 2011 determined to revise the Company’s general Severance Policy to better reflect its understanding of current best practices regarding severance benefits. Additional information on the Company’s severance and change in control benefits can be found under the section entitled “Potential Post-Employment and Change in Control Payments” and the accompanying tables and narrative on page 39.

Tax Deductibility of Compensation

Section 162(m) of the Code establishes an annual $1 million limit on the amount that the Company can deduct for compensation paid to its Chief Executive Officer and its three other most highly paid executive officers (other than its Chief Financial Officer), unless the compensation in excess of $1 million is performance-based. Payments under the Senior Plan, stock options and SARs granted under the Company’s LTI Plans with an exercise price of at least fair market value, and performance shares granted under the 2005 Incentive Award Plan, as amended and restated, are intended to qualify as performance-based compensation exempt from the limitations of Section 162(m) of the Code.

The Compensation Committee believes that it is in the Company’s best interests to maintain flexibility in the administration of the compensation program. In order to retain the flexibility to compensate the Company’s management in the manner best promoting the Compensation Committee’s policy objectives, the Compensation Committee does not require that all compensation be deductible. Accordingly, payments under the Incentive Compensation Plan and grants of restricted stock are not intended to qualify as performance-based compensation and may be subject to the $1 million deductibility limitation of Section 162(m) of the Code.

Compensation Committee Report

The Committee has reviewed the Compensation Discussion and Analysis and discussed its contents with members of the Company’s management. Based on this review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K and in this Proxy Statement.

Compensation Committee

George W. Edwards, Jr., Chairman
Andrew McNally IV
Carlos A. Rodriguez
Richard J. Swift
Daniel S. Van Riper

EXECUTIVE COMPENSATION

The following table sets forth the total cash and other compensation paid or accrued by the Company for services rendered to the Company and its subsidiaries by the Company’s named executive officers for the year ended December 31, 2010.

Summary Compensation Table for Fiscal Year 2010

							Change in
							Pension
							Value and
							Nonqualified
						Non-Equity	Deferred
						Incentive	Compensation
				Stock	Option	Plan	Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)(3)	($)(4)(5)	($)(6)(7)(8)	($)

T. H. Powers	2010	930,000	—	1,519,958	883,930	1,534,500	724,221	129,877	5,722,486
Chairman of the Board,	2009	930,000	—	1,340,128	774,280	1,023,000	3,315,433	78,848	7,461,689
President and Chief Executive Officer	2008	930,000	—	1,224,008	1,023,126	1,255,500	3,867,894	84,636	8,385,164
D. G. Nord	2010	432,600	—	429,611	249,801	499,700	763,856	60,865	2,436,433
Senior Vice President	2009	432,600	—	373,188	215,601	333,102	569,263	59,496	1,983,250
and Chief Financial Officer	2008	416,000	—	324,119	270,927	393,120	385,871	59,309	1,849,346
G. N. Amato	2010	390,000	100,000	396,493	230,591	532,400	654,700	30,130	2,334,314
Group Vice President	2009	390,000	—	291,332	168,319	313,950	631,162	29,125	1,823,888
	2008	324,000	—	220,535	184,319	328,536	391,131	25,763	1,474,284
S. H. Muse	2010	420,200	—	297,420	172,946	391,200	789,760	37,755	2,109,281
Group Vice President	2009	420,200	—	265,445	153,358	320,613	635,689	39,569	1,834,874
	2008	408,000	—	265,673	222,071	228,480	385,694	36,495	1,546,413
W. T. Tolley	2010	358,600	—	313,909	182,552	268,600	192,000	59,344	1,375,005
Group Vice President	2009	358,600	—	242,756	140,264	306,244	154,673	53,010	1,255,547

(1)	Reflects a discretionary bonus awarded to Mr. Amato outside the Incentive Compensation Plan for fiscal year 2010 in recognition of his strong leadership in delivering superior performance for the Electrical business.

(2)	Amounts shown represent the grant date fair value of restricted stock, performance shares, and SARs granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements for 2010 contained in the Form 10-K filed with the SEC on February 16, 2011. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and with respect to SARs, upon the positive difference between the base price and the market value of a share of Class B Common Stock on the date of exercise. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

Amounts shown under “Stock Awards” column includes the grant date fair value for performance shares awards based upon the probable outcome of the meeting the performance goals applicable to such performance shares at a target award of 100% as determined under FASB ASC Topic 718.

(3)	Reflects short-term incentive awards earned during the fiscal years 2008, 2009 and 2010 under the Company’s Incentive Compensation Plan and Senior Plan.

(4)	Reflects the aggregate of the net increase in actuarial value under the Basic Plan, Restoration Plan, Executive Plan and Management Plan (as applicable) for Messrs. Powers, Amato, Muse and Tolley (discussed below in the section entitled “Retirement Plans” beginning on page 36). For Mr. Nord, reflects the aggregate of the increase in actuarial value under the Executive Plan only, as he is not eligible to participate in the Basic Plan. The present value of these accrued benefits at December 31, 2009 and December 31, 2010 is based on the Pension Protection Act 2010 and 2011 Optional Combined Tables (gender distinct), using a discount rate of 6.00% and 5.40%, respectively. Participants are assumed to retire at age 62.

(5)	The value of pension benefits under the Basic Plan, Restoration Plan, Management Plan and Executive Plan are based, in part, on the highest three year average of compensation earned over the prior ten-year period, including annual short-term incentive compensation. The smaller increase in the present value of Mr. Powers’ pension benefit in 2010 was due to the fact that he is fully vested in the Executive Plan and his three year average of highest compensation did not increase in 2010 as compared to 2009.

(6)	The following table identifies the total amount and type of perquisites (✓) each named executive officer received in 2010 and the incremental cost of any individual perquisite that exceeds the greater of $25,000 or 10% of the total amount of perquisites for a named executive officer. The incremental cost of perquisites are included in the All Other Compensation column:

	Total	Aircraft	Automobile	Country	Executive	Financial/
Name	($)	Usage ($)	Usage ($)	Club	Medical	Tax Planning

T. H. Powers	118,447	63,375	✓	✓	✓	✓
D. G. Nord	42,520	—	✓	✓	—	✓
G. N. Amato	20,674	—	✓	✓	—	—
S. H. Muse	29,246	—	✓	✓	—	✓
W. T. Tolley	51,003	✓	✓	✓	—	✓

The Company’s methodology for calculating costs associated with perquisites has been the incremental cost to the Company, which for personal use of the Company’s aircraft includes fuel, landing fees, hangar fees, maintenance, catering, additional expenses relating to the crew and other expenses which would not have otherwise been incurred by the Company if the aircraft had not been used for personal travel, including such costs associated with any “deadhead” flights (i.e. flights without passengers). For personal use of the Company automobile, the incremental cost includes the sum of lease payments, fuel, taxes, maintenance, insurance and registration less monthly payments made by the named executive multiplied by the percentage attributable to personal use of the automobile. Country club membership, financial planning and tax preparation services and executive medical coverage are calculated using the actual cost to the Company for the benefit provided to the executive.

(7)	Includes the Company’s payment of the actual life insurance premium in the following amounts: Mr. Powers — $4,080, Mr. Nord — $1,195, Mr. Amato — $2,106, Mr. Muse — $1,159 and Mr. Tolley — $991

(8)	Includes Company 401(k) matching contributions to the Contribution Plan in the amount of $7,350 for each named executive officer, and a discretionary profit sharing contribution of $9,800 for Mr. Nord.

Grants of Plan-Based Awards in Fiscal Year 2010

								All Other	All Other
								Stock	Option	Exercise	Grant Date
								Awards:	Awards:	or Base	Fair Value
								Number of	Number of	Price of	of Stock
		Est. Future Payouts Under Non- Equity			Est. Future Payouts Under Equity			Shares of	Securities	Option	and Option
	Grant	Incentive Plan Awards			Incentive Plan Awards			Stock or	Underlying	Awards	Awards
Name	Date	Threshold ($)	Target ($)	Max ($)	Threshold (#)	Target (#)	Max (#)	Units	Options	($/Sh)(1)	(2)(3)(4)

T. H. Powers	12/06/10	465,000	930,000	1,860,000	5,898	11,796	23,592	9,591	69,111	59.95	2,403,888
D. G. Nord	12/06/10	151,410	302,820	605,640	1,667	3,334	6,668	2,711	19,531	59.95	679,412
G.N. Amato	12/06/10	136,500	273,000	546,000	1,538	3,077	6,154	2,502	18,029	59.95	627,084
S. H. Muse	12/06/10	147,070	294,140	588,280	1,154	2,308	4,616	1,877	13,522	59.95	470,366
W. T. Tolley	12/06/10	125,510	251,020	502,040	1,218	2,436	4,872	1,981	14,273	59.95	496,461

(1)	Mean between the high and low trading prices of the Company’s Class B Common Stock on the trading day immediately preceding the date of grant, which is the fair market value of the Class B Common Stock determined under the terms of the 2005 Incentive Award Plan, as amended and restated.

(2)	Represents the fair value of restricted stock awards on the grant date, December 6, 2010, based upon the fair value of such shares as determined under FASB ASC Topic 718. The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K filed with the SEC on February 16, 2011. Mr. Powers — $574,980, Mr. Nord — $162,524, Mr. Amato — $149,995, Mr. Muse — $112,526 and Mr. Tolley — $118,761.

(3)	Amounts shown represent the fair value of performance shares on the grant date, December 6, 2010, based upon the fair value of such shares as computed in accordance with FASB ASC Topic 718. The determination of fair values for these awards is based upon the probable outcome of the meeting of the performance goals related to total shareholder returns described on page 25 at a target award of 100% and the assumptions set forth in Note 17 to the Consolidated Financial Statements for 2010 contained in the Company’s 2010 Annual Report on Form 10-K filed with the SEC on February 16, 2011. Mr. Powers — $944,978, Mr. Nord — $267,087, Mr. Amato — $246,498, Mr. Muse — $184,894 and Mr. Tolley — $195,148.

(4)	Represents the fair value of SARs on the grant date, December 6, 2010, based upon the fair value of such stock appreciation rights as determined under FASB ASC Topic 718. The determination of fair values for these awards is disclosed in the Stock-Based Compensation note within the Notes to the Consolidated Financial Statements in the Company’s 2010 Annual Report on Form 10-K filed with the SEC on February 16, 2011. Mr. Powers — $883,930, Mr. Nord — $249,801, Mr. Amato — $230,591, Mr. Muse — $172,946 and Mr. Tolley — $182,552.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

See the CD&A above for a complete description of the compensation plans pursuant to which the amounts listed under the Summary Compensation Table and Grants of Plan-Based Awards Table were paid or awarded and the criteria for such payment.

Salary.  The values set forth in the table reflect salary paid in 2010.

Short-Term Incentive Compensation (Non-Equity).  The calculation of short-term incentive amounts in the Summary Compensation Table and the target, minimum and maximum amounts set forth in the Grants of Plan-Based Awards Table are based upon the salary of the named executive officers at December 31, 2010.

Long-Term Incentive Compensation (Equity).  SARs and restricted stock vest in three equal annual installments on the anniversary of the grant date based on continued service, and fully vest upon death, disability or a change in control. SARs generally have a term of and will expire on the tenth anniversary of their grant date. However, SARs will expire 90 days following termination of employment for reasons other than death or retirement. Upon death, vested SARs remain exercisable for one year. Upon disability, vested SARs are exercisable until the earlier of one year following termination of employment if death occurs within 90 days of termination of employment, or the tenth anniversary of the grant date.

Performance shares are payable at target level if the participant dies, becomes disabled or there is a change in control prior to the expiration of the three-year performance period. The following table summarizes the vesting and exercise periods of each unvested equity award in the event of termination due to death or disability:

Vesting and Exercise Period for Unvested Equity Awards Upon:
Award Type		Death	Disability
Performance	Vesting	Unvested shares fully vest

Shares	Exercise Period	Not Applicable

Restricted	Vesting	Unvested shares fully vest

Shares	Exercise Period	Not Applicable

SARs and	Vesting	Unvested shares fully vest

Stock Options
	Exercise Period	Earlier of (i) 1 year following termination by reason of death, or (ii) the 10th anniversary of the grant date	Earlier of (i) 1 year following termination if death occurs within 90 days of thereof, or (ii) the 10th anniversary of grant date following termination

The vesting and exercise periods for all restricted stock, SARs, stock options, and performance share awards upon retirement or a change in control, as applicable, are discussed under the section entitled “LTI Plans” on page 42.

Perquisites

In addition to participation in other employee benefit plans that are generally applicable to all employees, named executive officers are eligible for the following perquisites:

•	Personal travel on the Company aircraft

•	Use of a Company automobile

•	Financial planning and tax preparation services

•	Country club membership (eliminated effective January 1, 2011)

•	Participation in the Key Man Supplemental Medical Plan which provides medical, dental and vision coverage to the participant and his spouse while employed by the Company up to $15,000 annually ($150,000 maximum), and upon retirement up to $15,000 annually ($150,000 maximum). This is a closed plan that no longer accepts new participants. Currently, Mr. Powers is the only named executive officer who participates in this plan.

Outstanding Equity Awards at Fiscal Year End

The following table provides information on all restricted stock, SAR, stock option, and performance share awards held by the named executive officers of the Company and the value of such holdings measured as of December 31, 2010. All outstanding equity awards are in shares of the Company’s Class B Common Stock.

	Option Awards				Stock Awards
								Equity Incentive
								Plan Awards:
							Equity Incentive	Market or Payout
							Plan Awards:	Value of
					No. of	Market	No. of Unearned	Unearned
	No. of	No. of			Shares or	Value of	Shares, Units,	Shares, Units
	Securities	Securities			Units of	Shares or	or other	or other
	Underlying	Underlying	Option		Stock that	Units that	Rights that	Rights that
	Unexercised	Unexercised	Exercise	Option	have not	have not	have not	have not
	Options (#)	Options (#)	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable	($)(1)	Date	(#)(2)	($)(3)	(#)(4)	($)(5)

T. H. Powers	60,391	0	44.31	11/30/13	22,840	$1,373,369	45,119	$2,713,005
	190,000	0	47.95	12/05/14
	100,319	0	49.755	12/05/15
	91,763	0	52.85	12/04/16
	85,084	0	54.56	12/03/17
	108,786	54,392	29.275	12/01/18
	26,255	52,512	46.96	12/07/19
	0	69,111	59.95	12/06/20
D. G. Nord	26,400	0	49.755	12/05/15	6,320	380,021	12,340	742,004
	23,767	0	52.85	12/04/16
	22,620	0	54.56	12/03/17
	28,807	14,403	29.275	12/01/18
	7,311	14,622	46.96	12/07/19
	0	19,531	59.95	12/06/20
G. N. Amato	13,200	0	49.755	12/05/15	5,164	310,511	9,576	575,805
	12,847	0	52.85	12/04/16
	14,527	0	54.56	12/03/17
	19,598	9,799	29.275	12/01/18
	5,707	11,416	46.96	12/07/19
	0	18,029	59.95	12/06/20
S. H. Muse	45,000	0	47.95	12/05/14	4,614	277,440	9,288	558,488
	26,400	0	49.755	12/05/15
	23,767	0	52.85	12/04/16
	18,677	0	54.56	12/03/17
	11,806	11,806	29.275	12/01/18
	5,200	10,401	46.96	12/07/19
	0	13,522	59.95	12/06/20
W. T. Tolley	45,000	0	44.310	11/30/13	4,196	252,306	7,844	471,660
	8,448	0	49.755	12/05/15
	7,570	0	52.850	12/04/16
	12,451	0	54.560	12/03/17
	16,292	8,147	29.275	12/01/18
	4,756	9,513	46.960	12/07/19
	0	14,273	59.95	12/06/20

(1)	Options to acquire shares of Class B Common Stock of the Company were granted at the fair market value of the Class B Common Stock on the date of grant as set forth under the Company’s Option Plan. Options vest in one-third increments on each anniversary of the date of grant or immediately in the event of a change in control, as defined in the Option Plan. Options were granted on December 1, 2003 and December 6, 2004. SARs were granted on and after December 5, 2005 under the Company’s 2005 Incentive Award Plan, as amended and restated, and entitle the recipient to receive once vested the value in shares of the Company’s Class B Common Stock equal to the positive difference between the base price and the fair market value of a share of Class B Common Stock upon exercise. One-third of the SARs vest and become exercisable each year on the anniversary of the date of grant. SARs fully vest upon a change in control, or termination of employment by reason of death or disability. SARs were granted on December 5, 2005, December 4, 2006, December 3, 2007, December 1, 2008, December 7, 2009 and December 6, 2010.

(2)	Represents restricted stock granted on the following dates, each of which vests in three equal installments on the anniversary of the grant date, with full vesting on a change in control, death or disability. Unvested shares are forfeited upon termination of employment.

		Number of Shares or
		Units of Stock That
Name	Award Grant Date	Have Not Vested (#)

T. H. Powers	12/06/10	9,591
	12/07/09	7,347
	12/01/08	5,902
D. G. Nord	12/06/10	2,711
	12/07/09	2,046
	12/01/08	1,563
G. N. Amato	12/06/10	2,502
	12/07/09	1,598
	12/01/08	1,064
S. H. Muse	12/06/10	1,877
	12/07/09	1,456
	12/01/08	1,281
W. T. Tolley	12/06/10	1,981
	12/07/09	1,331
	12/01/08	884

(3)	The restricted share market value was determined based on the closing market price of the Company’s Class B Common Stock on December 31, 2010, the last business day of 2010, of $60.13.

(4)	Represents performance shares granted on the following dates, for the stated performance periods, the actual payout of which is based upon the satisfaction of performance criteria related to the Company’s total return to shareholders as compared to the total return to shareholders for companies which comprise the Standard & Poor’s Mid-Cap 400 Index, more specifically described under the section entitled “Long-Term Incentive Compensation (Equity)” beginning on page 24.

			Number of Shares or
			Units of Stock That
Name	Award Grant Date	Performance Period	Have Not Vested (#)

T. H. Powers	12/06/10	01/01/11 - 12/31/13	11,796
	12/07/09	01/01/10 - 12/31/12	13,309
	12/01/08	01/01/09 - 12/31/11	20,014
D. G. Nord	12/06/10	01/01/11 - 12/31/13	3,334
	12/07/09	01/01/10 - 12/31/12	3,706
	12/01/08	01/01/09 - 12/31/11	5,300
G. N. Amato	12/06/10	01/01/11 - 12/31/13	3,077
	12/07/09	01/01/10 - 12/31/12	2,893
	12/01/08	01/01/09 - 12/31/11	3,606
S. H. Muse	12/06/10	01/01/11 - 12/31/13	2,308
	12/07/09	01/01/10 - 12/31/12	2,636
	12/01/08	01/01/09 - 12/31/11	4,344
W. T. Tolley	12/06/10	01/01/11 - 12/31/13	2,436
	12/07/09	01/01/10 - 12/31/12	2,411
	12/01/08	01/01/09 - 12/31/11	2,997

(5)	The market or payout value of the unearned shares is based upon the closing market price of the Company’s Class B Common Stock on December 31, 2010, the last business day of 2010, of $60.13.

Option Exercises and Stock Vested During Fiscal Year 2010

The following table provides information on the number of shares acquired and the value realized by the named executive officers during fiscal year 2010 on the exercise of SARs and stock options, and on the vesting of restricted stock. All SAR and stock option exercises are in shares of the Company’s Class B Common Stock.

	Option Awards		Stock Awards
	No. of		No. of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
	on Exercise	Upon Exercise	on Vesting	Upon Vesting
Name	(#)	($)(1)	(#)	($)

T. H. Powers	429,609	7,625,612	13,269	789,664(2)
			13,322	867,928(3)
D. G. Nord	0	0	3,568	212,366(2)
			3,542	230,761(3)
G. N. Amato	50,000	443,550	2,492	148,342(2)
			2,275	148,216(3)
S. H. Muse	46,806	923,129	2,819	167,738(2)
			2,924	190,499(3)
W. T. Tolley	40,000	972,536	2,090	124,426(2)
			1,949	126,977(3)

(1)	The value realized reflects the difference between the exercise price of the SAR or stock option and the market price of the Company’s Class B Common Stock at the time of exercise.

(2)	The value realized upon the vesting of restricted stock is calculated based on the closing market price of the Company’s Class B Common Stock on the following vesting dates: December 7, 2010 — $60.00, December 3, 2010 — $60.34, and December 1, 2010 — $58.69.

(3)	The value realized upon the vesting of performance shares is calculated based on the closing market price of the Company’s Class B Common Stock on February 10, 2011, the date the delivery of the performance shares were approved, for the performance period ending December 31, 2010.

Retirement Plans

The following table provides information related to the potential benefits payable to each named executive officer under the Company’s Basic Plan and Contribution Plan (tax qualified retirement plans) and the Restoration Plan, Management Plan and Executive Plan (each of its supplemental non-qualified retirement plans, collectively, “Supplemental Plans”), which are unfunded.

Pension Benefits in Fiscal Year 2010

				Payments
		No. of	Present Value	During
		Years Credited	of Accumulated	the Last
		Service	Benefit	Fiscal Year
Name	Plan Name	(#)	($)(1)	($)

T. H. Powers	Basic Plan	12.25	388,929	0
	Restoration Plan	12.25	3,742,603	0
	Executive Plan	10.00	14,104,560	0
D. G. Nord	Contribution Plan	5.25	46,230	0
	Executive Plan	5.25	2,141,965	0
G. N. Amato	Basic Plan	22.67	714,773	0
	Restoration Plan	22.67	1,477,126	0
	Management Plan	3.25	368,404	0
S. H. Muse	Basic Plan	17.25	303,139	0
	Restoration Plan	17.25	647,479	0
	Executive Plan	8.00	1,926,414	0
W. T. Tolley	Basic Plan	8.83	159,184	0
	Restoration Plan	8.83	244,202	0
	Management Plan	3.25	227,730	0

(1)	For the Basic Plan and Supplemental Plans, the present value of accrued benefits at December 31, 2010 are determined based on the Pension Protection Act 2011 Optional Combined tables (gender distinct), using a discount rate of 5.40%. Participants are assumed to retire at age 62.

Narrative Disclosure to Pension Benefits Table

Messrs. Powers and Muse are eligible to earn pension benefits under the Basic Plan, Restoration Plan and Executive Plan. Mr. Nord is eligible to earn pension benefits under the Contribution Plan and the Executive Plan. Messrs. Tolley and Amato are eligible to earn pension benefits under the Basic Plan, Restoration Plan and Management Plan. The following paragraphs describe the manner in which benefits are calculated under each of the plans:

Basic Plan, Contribution Plan and Restoration Plan

The Basic Plan provides for participation by all regular full-time salaried employees who were employed by covered Company businesses on December 31, 2003. The annual benefits under the Basic Plan upon normal retirement (age 65) are calculated under the following two formulas in which Final Average Compensation refers to the average of the executive’s highest three consecutive earnings (base salary and short-term incentives) in the last ten years:

•	For participants age 50 with 10 years of service at January 1, 2004 (“Grandfathered Participants”):

•	For all other participants hired before January 1, 2004, the formula is as follows:

Grandfathered Participants will have benefits earned after 2003 calculated under whichever of the above two formulas produces a higher benefit. Early retirement (age 55 and at least 10 years of service) benefits are calculated under the same formula as normal retirement benefits, but reduced by 0.6% (0.3% for Grandfathered Participants) for each month by which the executive’s early retirement is after age 60, but before age 65, and 0.3% (0.5% for Grandfathered Participants) for each month by which the executive’s early retirement precedes age 60. Lump sum payments cannot be elected under the Basic Plan.

Benefits under the Restoration Plan are calculated in the same manner as benefits under the Basic Plan, but without regard to any limits on compensation or benefit accruals that may apply under the Basic Plan as required by the tax-qualified plan rules. The Contribution Plan is a discretionary profit sharing plan whereby annual contributions are made to the participant’s accounts. The Contribution Plan covers employees hired on or after January 1, 2004.

Executive Plan and Management Plan

The Executive Plan provides senior management executives the opportunity to earn pension benefits supplementing those earned under the Basic Plan and Restoration Plan. Executive Plan benefits upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years:

Executive Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is reduced by 0.3% for each month by which the executive’s early retirement precedes age 62, and by an additional 0.2% for each month by which the executive’s early retirement precedes age 60. Executive Plan benefits are payable based on a 50% joint and survivor form of annuity distribution, except that benefits are paid out as a lump sum upon a change in control. Participation in the Executive Plan is at the sole discretion of the Compensation Committee which closed the Plan to new participants in 2007.

Benefits under the Management Plan upon normal retirement (age 65) are calculated using the following formula in which Final Total Compensation refers to the average of the executive’s highest three earnings (base salary and short-term incentive) over the last ten years, and benefits may not exceed 60% of Final Total Compensation:

Management Plan benefits upon early retirement (on or after age 55) are calculated under the same formula as normal retirement benefits except that the early retirement benefit is based upon the executive’s years of service up to the executive’s actual early retirement date reduced by 0.3% for each month by which the executive’s early retirement precedes age 65 and by an additional 0.2% for each month by which the participant’s early retirement precedes age 60. Management Plan benefits are payable based on a life annuity distribution except for benefits are paid out as a lump sum upon a change in control. Married participants also have a death benefit equal to 50% of their annuity payable to their spouse for the spouse’s life, in the event that the participant dies. Participation in the Management Plan is at the sole discretion of the Compensation Committee, which closed the Plan to new participants in 2010.

Except as otherwise provided for Executive Plan participants who have entered into Change in Control Severance Agreements with the Company (discussed below, in the “Potential Post-Employment and Change in Control Payments” section on page 39), no benefit is payable under the Executive Plan or Management Plan if a participant terminates employment prior to age 55 with less than 10 years of service under the Executive Plan (or 5 years of service under the Management Plan), but such participant may be entitled to a benefit under the Basic and Restoration Plans.

Non-Qualified Deferred Compensation

The following table provides information related to the benefits payable to each named executive officer under the Company’s Executive Deferred Compensation Plan (“EDCP”) discussed below.

Non-Qualified Deferred Compensation in Fiscal Year 2010

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings in	Withdrawals/	Balance at
Name	in 2010 ($)(1)	in 2010 ($)(2)	Last FY ($)	Distributions ($)	12/31/10 ($)

T. H. Powers	306,900	0	122,891	0	1,143,210
D. G. Nord	166,551	0	24,756	0	482,157
G. N. Amato	0	0	0	0	0
S. H. Muse	0	0	0	0	0
W. T. Tolley	0	0	6,770	0	114,433

(1)	Messrs. Powers and Nord elected to defer their 2010 short-term incentive awards into the EDCP. Mr. Powers elected to defer 30% and Mr. Nord elected to defer 50% of the amount that is shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table on page 30). These amounts were earned and deferred for services in 2009, but contributed to the EDCP in February 2010.

(2)	Although the EDCP allows for a discretionary contribution by the Company, no such contribution was made in 2010.

Narrative Disclosure to the Non-Qualified Deferred Compensation Table

In 2007, the Company adopted the EDCP as a means of allowing selected individuals to defer up to 50% of their annual short-term incentive compensation. Individuals are selected to participate in the EDCP by the Compensation Committee. Elections to defer into the EDCP must be made by December 31 of the year prior to the year in which the short-term incentive award is earned. As a result, elections to defer 2010 short-term incentive compensation were made by December 31, 2009. The Company, in its discretion, may also contribute to the EDCP for participants. Participants are 100% vested in all deferrals which they contribute to the EDCP. If the Company contributes to the EDCP, it may require such contributions to be subject to vesting, or other restrictions as it may determine at that time. Amounts deferred into the EDCP are invested at the discretion of the participant in mutual funds selected by the Compensation Committee. At the time of deferral, the participant also elects the date on which distribution of deferrals (any Company contributions) for that year and related earnings are to be distributed. Distributions can be made at anytime while the participant remains an employee (but no sooner than two years after the year for which the deferral is made), upon separation from service, or upon a change in control. Distributions upon separation from service may be made in a lump sum or installments over 5, 10 or 15 years, as elected by the participant at the time of deferral. In service distributions and distributions made upon a change in control are made in a lump sum. Participants may also access their accounts under the EDCP in the event of an unforeseen emergency.

Potential Post-Employment and Change in Control Payments

The table below reflects the estimated incremental post-termination payments payable to a named executive officer in the event of termination of employment due to death, disability, involuntary termination without cause, or a change in control. No incremental amounts are payable upon voluntary termination of employment or termination for cause, accordingly these scenarios are not contained in the table. The benefits payable to the named executive officers under these four termination scenarios are provided in accordance with the terms of the plans and agreements described in the narrative following this table. Accordingly, the amounts in the table DO NOT include:

•	any value that would be realized upon the exercise of vested SARs or stock options (estimates of these amounts are provided above under the tabular and narrative section entitled “Outstanding Equity Awards at Fiscal Year End” on page 33), and

•	the estimated value of vested and accrued pension benefits that would be received upon any termination of employment under the Company’s pension plans except to the extent of additional service or compensation to which the individual may be entitled as a result of the arrangements described under “Change in Control Severance Agreements” in the narrative following this table (the estimated value of vested and accrued pension benefits are provided above in the section entitled “Retirement Plans” and in the table “Pension Benefits in Fiscal Year 2010” on page 36).

The amounts presented in the following table are estimates only and do not necessarily reflect the actual value of the payments and other benefits that would be received by the named executive officers, which would be known only at the time employment actually terminates and if a change in control were actually to occur. The amounts set forth below reflect what each named executive officer would receive under the termination scenarios set forth above using the following assumptions:

•	A change in control and termination of employment occurred on December 31, 2010.

•	Exercised all unvested SARs and received all restricted stock and performance shares that became vested upon death, disability, or a change in control, the value of which was calculated using the closing market price of the Company’s Class B Common Stock on December 31, 2010, of $60.13.

•	Declared by the Compensation Committee to have incurred a Total Disability (as defined under the Executive Plan or Management Plan, as applicable) for purposes of calculating amounts due to the executive for termination based on disability.

•	There was no discretionary allowance for outplacement services under the Company’s severance policy.

Post-Employment and Change in Control Payment Table

		Equity Awards	Retirement
		with	Plan Benefits
		Accelerated	(Qualified and	Welfare
	Severance	Vesting	Non-Qualified)	Benefits	Total
Name	($)(1)	($)(2)	($)(3)	($)	($)

T. H. Powers
Death	—	6,468,602	—	—	6,468,602
Disability	—	6,468,602	1,333,420	—	7,802,022
Involuntary Termination	870,048	—	—	—	870,048
Change in Control	6,182,827	6,468,602	3,145,145	174,015	15,970,589
D. G. Nord
Death	—	1,762,457	—	—	1,762,457
Disability	—	1,762,457	5,808,136	—	7,570,593
Involuntary Termination	171,374	—	—	—	171,374
Change in Control	2,235,798	1,762,457	5,653,756	97,320	9,749,331
G. N. Amato
Death	—	1,342,198	—	—	1,342,198
Disability	—	1,342,198	646,856	—	1,989,054
Involuntary Termination	600,251	—	—	—	600,251
Change in Control	1,473,404	1,342,198	1,194,239	83,918	4,093,759
S. H. Muse
Death	—	1,339,617	—	—	1,339,617
Disability	—	1,339,617	4,747,452	—	6,087,069
Involuntary Termination	565,758	—	—	—	565,758
Change in Control	1,460,460	1,339,617	5,774,546	94,128	8,668,751
W. T. Tolley
Death	—	1,103,167	—	—	1,103,607
Disability	—	1,103,167	2,157,848	—	3,261,015
Involuntary Termination	255,571	—	—	—	255,571
Change in Control	1,381,194	1,103,167	1,304,199	80,188	3,868,748

(1)	Severance amounts for (a) involuntary termination were calculated in accordance with the terms of the Company’s severance policy, and (b) change in control were calculated in accordance with the terms of the named executive officer’s Change in Control Severance Agreement, both of which are discussed below.

(2)	Calculated in accordance with the terms of the named executive officer’s long-term incentive award grants discussed below on page 42.

(3)	Disability benefit was calculated as of December 31, 2010 based on a 5.40% discount rate and using the disability mortality table published in Internal Revenue Ruling 96-7. This table assumes a different life expectancy than the Pension Protection Act Optional Combined tables used to calculate the present value of accumulated benefits under the Company’s retirement plans. In the event of disability, the incremental retirement plan benefit was calculated by comparing the disability benefit to the vested accrued benefit under the qualified and non-qualified plans as of December 31, 2010.

Narrative to Post-Employment and Change in Control Payment Table

Severance Policy

The Company has a severance policy which covers the named executive officers, as well as other officers and individuals (“Eligible Individual(s)”). The severance policy provides that if an Eligible Individual’s employment is terminated involuntarily, the Eligible Individual is entitled to receive (a) salary continuation, equal to 4 weeks of base salary for each year of service, subject to a minimum of 13 weeks and a maximum of 78 weeks (“Salary Continuation”), (b) continued group life, medical and dental benefits for the salary continuation period (“Insurance Benefits”), and (c) a discretionary allowance for outplacement services. The severance policy also provides benefits to Eligible Individuals in the event of a change in control, or if the Eligible Individual terminates employment for good reason within three years of a change of control. The reasons for which the Eligible Individual may terminate employment include: diminution in authority, reduction in compensation level, relocation, or adverse modification of benefits under short-term incentive compensation, benefit or similar plans. In such scenarios, the Eligible

Individual would be entitled to receive (a) Salary Continuation, subject to a maximum of 104 weeks discounted at 120% of the short term federal rate) and reduced by 67% and 33%, respectively, if termination occurs in the second and third year following the change of control event, (b) a pro rata portion of the individual’s short-term incentive award for the year in which the change of control occurs, and (c) Insurance Benefits. Furthermore, if a named executive officer is entitled to receive change in control benefits under a Change in Control Severance Agreement (discussed below), such executive is not also eligible to receive severance benefits under the Company’s severance policy. On the other hand, if the termination of a named executive officer is not in connection with a change in control, the named executive officer is entitled to receive the benefits under the Company’s severance policy.

As noted previously, the Company amended its severance policy in February 2011. As the table reflects the arrangements which were in place on December 31, 2010, the severance amounts in the table are calculated in accordance with the formulas described above, and not the formula under the new policy.

Change in Control Severance Agreements

Effective December 31, 2010, the Company entered into new agreements with the named executive officers which provide severance benefits in the event of a termination of employment following a “change in control” (the “Change in Control Agreements”). A “change in control” is generally defined as a change in the majority of the Company’s Board of Directors during any 12 month period, the acquisition by a party directly or indirectly of 30% or more of the voting power of the Company, a sale of substantially all of the Company’s assets, the acquisition by a party of more than 50% of either the voting power of the Company or the fair market value of the Company. The granting of a Change in Control Agreement and the terms contained therein requires the approval of the Board of Directors, upon recommendation of the Compensation Committee. Under the terms of the agreements, in the event the executive’s employment is terminated following a change in control, the executive would receive the following benefits:

•	A lump sum amount equal to the sum of the executive’s annual base salary times 2.75 for Mr. Powers, and 2.5 for Messrs. Nord, Amato, Muse and Tolley (“Severance Multiple”), and the average of short-term incentive awards received in the preceding three years.

•	A pro-rated portion of the executive’s annual STI Target for the year in which termination occurs.

•	A lump-sum cash payment equal to the incremental value of 2.75 years for Mr. Powers, and 2.5 years for Messrs. Nord, Amato, Muse and Tolley, of additional age and service credit under all Supplemental Plans in which such named executive officer participates.

•	Outplacement services for up to one year following termination at a cost to the Company of not more than 15% of the executive’s annual base salary.

•	Medical, dental, vision and life insurance coverage under the Company’s benefit plans after termination for a period of 2.75 years for Mr. Powers, and 2.5 years for Messrs. Nord, Amato, Muse and Tolley.

•	All other accrued or vested benefits which the executive is entitled to under benefit plans in which the executive participates.

The Change in Control Agreements contain a provision whereby the Severance Multiple is reduced in monthly increments over the two-year period following the named executive officer’s 63rd birthday, until it reaches one times the executive’s base salary and average short-term incentive award. Payments under the Change in Control Agreements are offset by severance or similar payments and/or benefits received by the executive under any other Company plan or policy.

The Change in Control Agreements also provide that if an executive would have otherwise incurred excise taxes under Section 4999 of the Code, such payments may be reduced to the “safe harbor amount” so that no excise taxes would be due, if such reduction would result in the executive being in a better net after tax position. Unlike the Company’s former continuity agreements, the new Change in Control Agreements do not provide for any tax gross up in the event the payments are not reduced, and thus the executive would be required to pay any excise taxes under Section 4999 of the Code. No benefits are payable under the Change in Control Agreements if a named executive officer is terminated for “cause” which includes (a) continued and willful failure to perform the executive’s duties after receipt of a written demand to perform, (b) gross misconduct materially and demonstrably injurious to the Company and (c) conviction of, or plea of nolo contendere to, a felony, or if the named executive officer terminates employment other than for “good reason” which includes (a) material and adverse diminution in the executive’s duties and responsibilities, (b) material reduction in cash compensation or failure to annually increase base salary, and (c) relocation of the executive’s workplace to a location that is more than 35 miles from the executive’s workplace as of the date immediately prior to the change in control.

The Company has established a grantor trust to secure the benefits to be provided under the Change in Control Agreements, Executive Plan, Management Plan and Restoration Plan, and other plans maintained by the Company for the benefit of members of the Company’s senior management.

LTI Plans

The Company’s LTI Plans provide for the accelerated vesting of all restricted stock, SARs, stock options and performance share awards in the event of a “change of control” as defined in the LTI Plans.

In the event of retirement, a named executive officer who is minimum age 55 and whose age at retirement plus years of service equals 70 is entitled to an extended vesting and exercise period for their unvested performance shares and SARs. In the case of stock options, a named executive officer who is deemed to have retired with the consent of the Company is also eligible for an extended vesting and exercise period. Upon retirement, however, all unvested restricted shares are forfeited regardless of age or service. The following table sets forth the exercise periods for performance shares, SARs and stock options upon the termination of a named executive officer with and without extended vesting and exercisability:

	Exercise Period	Exercise Period
Award Type	(Without Extended Vesting)	(With Retirement Extended Vesting)

Performance Shares(1)	Unvested performance shares forfeited.	Entitled to receive pro-rata portion of shares named executive officer would have received had he or she not retired.
SARs	Earlier of: (i) 90 days following date of termination of employment, or (ii) the tenth anniversary of the grant date.	Until the tenth anniversary of the grant date.
Stock Options	Earlier of: (i) the date of expiration stated in the grant, or (ii) the close of business 3 months after the date of termination of employment.	Grants made prior to 2004, exercisable until later of: (i) 3 years after date of retirement, or (ii) 12 months after death if death occurs within 3 years after the date of retirement. However, not later than exercise period stated in grant. Grants made in 2004 exercisable until the tenth anniversary of the grant date.

(1)	Assumes satisfaction of performance criteria.

Supplemental Plan Benefits

Certain provisions of the Executive Plan and Management Plan do not take effect until the occurrence of certain change of control events. Among others, provisions in the Executive Plan and Management Plan providing for the (i) suspension, reduction or termination of benefits in cases of gross misconduct by a participant; (ii) forfeiture of benefits if a retired participant engages in certain proscribed competitive activities; (iii) reduction in benefits upon the early retirement of a participant; and (iv) offset of amounts which a participant may then owe the Company against amounts then owing the participant under the Executive Plan and Management Plan are automatically deleted upon the occurrence of a change of control event. In addition, neither a participant’s years of service with the Company (as calculated for the purpose of determining eligibility for Supplemental Plan benefits ), nor Supplemental Plan benefits accrued prior to the change of control event, may be reduced after the occurrence of a change of control event. If a participant’s employment is terminated after a change of control, unless the participant elects to receive a distribution of Supplemental Plan benefits in installment payments, the participant will receive payment of Supplemental Plan benefits in one lump sum within 10 days after termination.

COMPENSATION OF DIRECTORS

The Nominating and Corporate Governance Committee annually reviews the status of the Company’s Non-Management Director compensation in relation to other U.S. companies of comparable size and the Company’s competitors. Such review considers all forms of compensation for the Company’s Non-Management Directors. The Nominating and Corporate Governance Committee is supported in this review by ExeQuity, who provides compensation consultation and competitive benchmarking. Following the review, the Nominating and Corporate Governance Committee recommends any changes in Non-Management Director compensation to the Chairman of the Board, who places such proposal on the agenda for the Board’s next meeting. After a full discussion, the Board approves or disapproves the Nominating and Corporate Governance Committee’s recommendation.

The following table provides information concerning the aggregate cash and other compensation paid to or accrued by the Company for Non-Management Directors for service rendered on the Company’s Board of Directors during fiscal year 2010. Mr. Powers receives no compensation beyond that described above for his service as a Director.

Director Compensation Table for Fiscal Year 2010

	Fees
	Earned
	or Paid	Stock	All Other
	in Cash	Awards	Compensation	Total
Name	($)(1)	($)(2)	($)(3)(4)	($)

George W. Edwards, Jr.	106,000	83,729	318	190,047
Lynn J. Good	108,000	83,729	4,318	196,047
Anthony J. Guzzi	108,000	83,729	4,318	196,047
Joel S. Hoffman	110,000	83,729	4,318	198,047
Neal J. Keating	27,282	—	112	27,394
Andrew McNally IV	108,000	83,729	4,318	196,047
G. Jackson Ratcliffe	100,000	83,729	3,873	187,602
Carlos A. Rodriguez	96,000	83,729	318	180,047
Richard J. Swift	110,621	83,729	4,318	198,668
Daniel S. Van Riper	116,000	83,729	2,018	201,747

(1)	Includes the following amounts deferred and held under the Company’s Deferred Plan for Directors: Ms. Good — $60,000, Mr. Guzzi — $108,000, Mr. Keating — $13,641, Mr. Hoffman — $22,000, Mr. Rodriguez — $60,000, Mr. Swift — $66,621, and Mr. Van Riper — $63,000.

(2)	Amounts shown represent the grant date fair value of 1,750 shares of restricted stock granted to each Director (except for Mr. Keating who was appointed to the Board in September 2010) at the Company’s May 3, 2010 Annual Meeting of Shareholders as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 17 to the Consolidated Financial Statements for 2010 contained in the Form 10-K filed with the SEC on February 16, 2011. Such shares are forfeitable if the Director’s service terminates for reasons other than death prior to the regularly scheduled Annual Meeting of Shareholders to be held on May 2, 2011. Such shares also vest and become nonforfeitable in full upon a Director’s death or a change in control (as defined in the 2005 Incentive Award Plan, as amended and restated). Except for stock units under the Company’s Deferred Plan for Directors, none of the Non- Management Directors hold any other form of equity compensation.

The following represents stock units (each stock unit consisting of one share each of Class A Common Stock and Class B Common Stock) held by each Non-Management Director under the Company’s Deferred Plan for Directors:

Aggregate No. of
Stock Units Held
at Year End
(#)

George W. Edwards, Jr.	—
Lynn J. Good	651
Anthony J. Guzzi	5,355
Neal J. Keating	126
Joel S. Hoffman	11,271
Andrew McNally IV	—
G. Jackson Ratcliffe	—
Carlos A. Rodriguez	651
Richard J. Swift	4,821
Daniel S. Van Riper	2,368

(3)	Includes the Company’s payment of $318 for life and business travel accident insurance premiums for each Director, except for Mr. Keating whose payments were prorated to $112 to reflect insurance coverage commencing upon his appointment to the Board in September 2010.

(4)	Includes a Company matching contribution to an eligible educational institution under The Harvey Hubbell Foundation Educational Matching Gifts Program in the following amounts: Ms. Good — $4,000, Mr. Guzzi — $4,000, Mr. Hoffman — $4,000, Mr. McNally — $4,000, Mr. Ratcliffe — $3,555, Mr. Swift — $4,000, and Mr. Van Riper — $1,700.

Narrative to Director Compensation Table

Annual Compensation

Annual compensation for each Non-Management Director for 2010 consisted of the following:

•	A retainer of $60,000

•	An additional retainer of $10,000 for each Committee Chair

•	Board and Board Committee meeting fees of $2,000

•	A restricted share grant of 1,750 shares of Class B Common Stock after each annual meeting of shareholders which will vest at the next year’s annual meeting of shareholders provided that the director is still serving as a director at the time of the meeting. The 2010 share grant was made on May 3, 2010, the date of the annual meeting of shareholders, to each Non-Management Director who was re-elected or first elected to the Board, subject to forfeiture if the Director’s service terminates other than by reason of death prior to the date of the next regularly scheduled annual meeting of shareholders.

Deferred Plan for Directors

The Company and all current Directors (other than Messrs. Powers and Ratcliffe) have entered into an agreement to defer receipt of all or a portion of such fees pursuant to a deferred compensation agreement providing for payment of the fees in stock units (each stock unit consisting of one share each of the Company’s Class A Common Stock and Class B Common Stock) or credited with interest at the prime rate as in effect at the Company’s principal commercial bank on the date immediately following the quarterly directors’ meeting, subject to certain terms and conditions of the Company’s Deferred Plan for Directors under which the fees are deferred. Messrs. Edwards and McNally no longer defer such fees, having exceeded the Company’s stock ownership guidelines described below. Otherwise a Director’s accounts are paid only after termination of service with the

Company. Dividend equivalents are paid on the stock units and are converted into additional stock units. Distributions are made in either a lump sum or in installment payments, at the Director’s election.

Certain provisions of the Company’s Deferred Plan for Directors do not take effect until the occurrence of certain “change of control” events, as defined in the plan. After the occurrence of a change of control event, the plan may not be amended without the prior written consent of an affected participant and no termination of the plan shall have the effect of reducing any benefits accrued under the plan prior to such termination. Further, in the event of a change of control, all amounts credited to a Director’s account shall be paid in a lump sum, with amounts credited as stock units immediately converted into a right to receive cash. If the Board anticipates a change in control occurring, then the Company’s Deferred Plan for Directors requires the Company to fund a grantor trust for the purpose of holding assets in respect of the Company’s obligations to make payments, after a change of control. The Company has established a grantor trust to secure the benefits to be provided under the Company’s Deferred Plan for Directors, but has yet to fund any such benefits into the trust.

Stock Ownership Guidelines for Directors

The Company has adopted stock ownership guidelines for all Directors. Under these guidelines, all Directors are expected to own, or acquire within five (5) years of first becoming a Director, shares of common stock of the Company (which includes share units under the Company’s Deferred Plan for Directors) having a market value of at least three (3) times the average base annual retainer paid to such Director in the preceding five (5) years. In addition, Directors who are first standing for election are encouraged to own 1,000 shares of any class, or a combination of classes, of the Company’s common stock prior to the filing of the proxy statement for the meeting at which the Director is scheduled to be elected. The stock ownership guidelines for directors are more fully described in the Company’s Guidelines which can be found on its website at www.hubbell.com.

ITEM 2

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The selection of the independent registered public accounting firm to audit the financial statements of the Company made available or transmitted to shareholders and filed with the SEC for the year 2011 is to be submitted to the meeting for ratification or rejection as a matter of good governance. PricewaterhouseCoopers LLP, 300 Atlantic Street, Stamford, Connecticut, has been selected by the Audit Committee of the Board of Directors of the Company to audit such financial statements.

PricewaterhouseCoopers LLP has been the independent registered public accounting firm of the Company for many years. The Company has been advised that a representative of PricewaterhouseCoopers LLP will attend the Annual Meeting of Shareholders to respond to appropriate questions and will be afforded the opportunity to make a statement if the representative so desires.

The aggregate fees for professional services provided by PricewaterhouseCoopers LLP to the Company and its subsidiaries for the years ended December 31, 2010 and 2009, were as follows:

	2010	2009

Audit Fees	$2,317,800	$2,212,300
Audit-Related Fees	48,000	520,000
Tax Fees	590,000	273,000
All Other Fees	5,600	50,000

Total Fees	$2,961,400	$3,055,300

Audit Fees consist of fees for professional services rendered for the audits of (i) the Company’s consolidated annual financial statements; and (ii) the effectiveness of internal control over financial reporting. Audit Fees also include review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by PricewaterhouseCoopers LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements and are not reported under Audit Fees. This category includes fees principally related to financial due diligence and audits of employee benefit plans.

Tax Fees include domestic and international income tax planning assistance and foreign entity compliance services.

All Other Fees consist of fees for products and services other than the services reported above. These services include fees related to the Company’s share offering and technical publications purchased from the independent registered public accounting firm.

The Audit Committee considered whether the rendering of non-audit services by PricewaterhouseCoopers LLP to the Company is compatible with maintaining its independence and concluded that the non-audit services rendered would not compromise its independence.

The Company’s Audit and Non-Audit Services Pre-Approval Policy (“Services Policy”) sets forth the policies and procedures by which the Audit Committee reviews and approves all services to be provided by PricewaterhouseCoopers LLP prior to retaining the firm. In developing these policies and procedures, the Audit Committee took into consideration the need to ensure the independence of PricewaterhouseCoopers LLP while recognizing that PricewaterhouseCoopers LLP may possess the expertise on certain matters that best positions it to provide the most effective and efficient services on certain matters unrelated to accounting and auditing. On balance, the Audit Committee will only pre-approve the services that it believes enhance the Company’s ability to manage or control risk. The Audit Committee was also mindful of the relationship between fees for audit and non-audit services in deciding whether to pre-approve any such services and may determine, for each fiscal year, the appropriate ratio between the total amount of fees for audit, audit-related and tax services, and the total amount of fees for permissible non-audit services (excluding tax services). The Services Policy provides for the pre-approval by the Audit Committee of described services to be performed, such as audit, audit-related, tax and other permissible non-audit services. The term of any pre-approval is twelve months from the date of pre-approval, unless the Audit Committee considers a different period and states otherwise. Any proposed services exceeding pre-approval or budgeted amounts also requires pre-approval by the Audit Committee. In the interim periods during which the Audit Committee is not scheduled to meet, the Chairman of the Audit Committee can authorize spending which exceeds pre-approved cost levels or budgeted amounts. As part of the process, the Audit Committee shall consider whether such services are consistent with SEC rules and regulations on auditor independence.

If the proposal to ratify the selection of PricewaterhouseCoopers LLP is not approved by the shareholders, or if prior to the 2012 Annual Meeting of Shareholders, PricewaterhouseCoopers LLP declines to act or otherwise becomes incapable of acting, or if its services are discontinued by the Audit Committee of the Board of Directors, then the Audit Committee of the Board of Directors will appoint another independent registered public accounting firm whose services for any period subsequent to the 2012 Annual Meeting of Shareholders will be subject to ratification by the shareholders at that meeting.

Audit Committee Report

The Audit Committee of the Board of Directors is comprised of independent Directors functioning in accordance with a written charter (the “Charter”) adopted and approved by the Board of Directors in May, 2000, which Charter is reviewed annually by the Audit Committee, and was last amended by the Board of Directors, effective February 12, 2010. As provided in the Charter, the Audit Committee assists the Company’s Directors in fulfilling their responsibilities relating to corporate accounting, the quality and integrity of the Company’s financial reports, and the Company’s reporting practices. The functions of the Audit Committee are further described elsewhere in this Proxy Statement (see page 12).

In connection with the discharge of its responsibilities, the Audit Committee has taken a number of actions, including, but not limited to, the following:

•	the Audit Committee reviewed and discussed with management and the independent registered public accounting firm the Company’s audited financial statements;

•	the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T; and

•	the Audit Committee received from the independent registered public accounting firm the written disclosures and letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, discussed their independence with them, and satisfied itself as to the independence of the independent registered public accounting firm.

Based on the foregoing reviews and discussions, the Audit Committee recommended to the Company’s Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 for filing with the SEC.

Audit Committee

Daniel S. Van Riper, Chairman
Lynn J. Good
Anthony J. Guzzi
Joel S. Hoffman
Neal J. Keating

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class is required to ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company. Abstentions and broker non-votes will not affect the voting results.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Ratification of the Selection of PricewaterhouseCoopers LLP.

ITEM 3

APPROVAL OF THE AMENDMENT AND RESTATEMENT
OF THE COMPANY’S SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN

The Company previously adopted the Hubbell Incorporated Senior Executive Incentive Compensation Plan (the “Senior Plan”), a performance-based incentive award plan under which key executive officers of the Company who are designated by the committee administering the Plan are eligible to receive short-term incentive award payments. The Senior Plan was adopted and was previously submitted to the Company’s shareholders for approval so that short-term incentives payable by the Company to its senior executives under the Senior Plan would be fully deductible for federal income tax purposes.

The Board of Directors has approved the amendment and restatement of the Senior Plan (which is referred to herein as the “Restated Plan”), subject to shareholder approval which:

•	Revises the list of performance criteria which may be used to determine incentive payments under the Restated Plan to be consistent with the performance criteria set forth in our 2005 Incentive Award Plan, as amended and restated;

•	Provides additional specificity as to the circumstances in which performance goals may be adjusted; and

•	Extends the term of the Restated Plan until 2016.

In addition, certain other immaterial administrative changes have been included in the Restated Plan.

By seeking shareholder approval of the Restated Plan, the Company is seeking approval of the material terms of performance goals under the Restated Plan for purposes of Section 162(m) of the Internal Revenue Code. Shareholder approval of such terms would preserve the Company’s ability to deduct compensation associated with future awards made under the Restated Plan under Section 162(m). Section 162(m) limits the deductions a publicly-held company can claim for compensation in excess of $1 million paid in a given year to its chief executive officer and its three other most highly-compensated executive officers (other than its chief financial officer) (these officers are generally referred to as the “Covered Employees”). “Performance-based” compensation that meets certain requirements is not counted against the $1 million deductibility cap. The performance-based cash awards that may be payable under the Restated Plan are intended to qualify as performance-based compensation. For such awards to qualify as performance-based compensation, the shareholders must approve the material terms of the performance goals every five years.

If the Restated Plan is not approved, its provisions will not become effective. In that case, the Restated Plan as in existence prior to its amendment and restatement will continue in effect in accordance with its terms through 2011, but performance-based awards made to Covered Employees in 2011 and thereafter will not be deductible as performance-based compensation under Section 162(m).

Description of the Restated Plan

General.  The purpose of the Restated Plan is to provide incentive compensation to executive officers of the Company and its subsidiaries, to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives.

Administration.  The Restated Plan will be administered by a committee (the “Committee”) which is appointed by the Board and which consists of at least two members of the Board who qualify as “outside directors” under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations and interpretations promulgated thereunder. The Committee will have the sole discretion and authority to administer and interpret the Restated Plan.

Short-Term Incentive Award Determinations.  A Covered Employee may receive a short-term incentive award payment under the Restated Plan based upon the attainment of performance objectives established by the Committee and related to one or more of the following performance criteria:

•	net earnings (either before or after interest, taxes, depreciation and amortization);

•	economic value-added (as determined by the Committee);

•	sales or revenue;

•	net income (either before or after taxes);

•	operating earnings;

•	cash flow (including, but not limited to, operating cash flow and free cash flow);

•	return on capital;

•	return on invested capital;

•	return on shareholders’ equity;

•	return on assets;

•	shareholder return;

•	return on sales;

•	gross or net profit margin;

•	productivity;

•	expense;

•	operating margin;

•	operating efficiency;

•	customer satisfaction;

•	working capital efficiency;

•	earnings per share;

•	price per share of stock; or

•	market share.

The foregoing criteria may relate to the Company, one or more of its divisions, business units, platforms or an individual, or any combination of the foregoing, and may be applied on an absolute basis or as compared to any incremental increases or as compared to results of one or more peer group companies or market performance indicators or indices, or any combination thereof, all as the Committee shall determine.

The Committee may provide that one or more objectively determinable adjustments will be made to one or more of the performance goals established for any performance period. Such adjustments may include one or more of the following:

•	items related to a change in accounting principle;

•	items relating to financing activities;

•	expenses for restructuring or productivity initiatives;

•	other non-operating items;

•	items related to acquisitions;

•	items attributable to the business operations of any entity acquired by the Company during the performance period;

•	items related to the disposal of a business or segment of a business;

•	items related to discontinued operations that do not qualify as a segment of a business under applicable accounting standards;

•	items attributable to any stock dividend, stock split, combination or exchange of shares occurring during the performance period;

•	any other items of significant income or expense which are determined to be appropriate adjustments;

•	items relating to unusual or extraordinary corporate transactions, events or developments;

•	items related to amortization of acquired intangible assets;

•	items that are outside the scope of the Company’s core, on-going business activities; or

•	items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting standards or business conditions.

Short-term incentive award formulas for Covered Employees will be adopted in each performance period by the Committee no later than March 30 of each calendar year. No short-term incentives will be paid to Covered Employees unless and until the Committee makes a certification in writing with respect to the attainment of the objective performance standards as required by Section 162(m) of the Code. In determining the actual size of an individual performance-based award for a performance period, the Committee may reduce or eliminate (but not increase) the award.

The actual amount of future short-term incentive payments under the Restated Plan is not presently determinable. However, the Restated Plan provides that the maximum annual short-term incentive award payable to any Covered Employee shall not exceed $5.0 million (which limit has remained unchanged from the Restated Plan).

Incorporation by Reference

The foregoing is only a summary of the Restated Plan and is qualified in its entirety by reference to its full text, a copy of which is attached hereto as Appendix A.

Vote Required

Under NYSE rules, the affirmative vote of a majority of the votes cast by the holders of the Class A Common Stock and Class B Common Stock, all voting as a single class, is required to approve the Restated Plan, provided that the total votes cast on this proposal represent more than 50% of the outstanding shares entitled to vote on this proposal. In other words, the sum of votes “for” and “against” plus abstentions must exceed 50% of the number of outstanding shares of Class A Common Stock and Class B Common Stock. Abstentions will count as votes cast and will have the same effect as votes cast against the proposal. Broker non-votes will not count as votes cast because brokers do not have the authority to vote shares on this proposal without direction from the beneficial owner. Thus, failure to direct your vote will make it less likely that the total votes cast on this proposal will represent more than 50% of the outstanding shares of Class A Common Stock and Class B Common Stock, which could impair the approval of the Restated Plan.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Approval of the Hubbell Incorporated Senior Executive Incentive Compensation Plan, as Amended and Restated.

ITEM 4

ADVISORY VOTE ON THE COMPENSATION
OF OUR NAMED EXECUTIVE OFFICERS

The Company is requesting shareholder approval, on an advisory basis, of the compensation of our named executive officers as presented in this Proxy Statement in the Compensation Discussion and Analysis beginning at page 17 and the compensation tables and accompanying narrative disclosure in the Executive Compensation section beginning on page 30.

Accordingly, we will present the following resolution for vote at the Annual Meeting:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) approve, on an advisory basis, the compensation of the Company’s named executive officers as described in the Compensation Discussion and Analysis and disclosed in the 2010 Summary Compensation Table and related compensation tables and narrative disclosure as set forth in this Proxy Statement.”

As described more fully in the Compensation Discussion and Analysis section of this Proxy Statement, our executive compensation program has been designed to attract, retain and encourage a talented, motivated and focused executive team by providing competitive compensation within our market. We have adopted an incentive pay-for-performance philosophy pursuant to which the greatest portion of an executive’s total direct compensation is variable and therefore linked to performance on both a short-term and long-term basis. Highlights of our program include:

•	Base salaries and annual short-term incentive awards targeted at the 50th percentile for similarly sized companies, with awards paid upon achievement of established targets;

•	A mixture of salary and incentive compensation that provides for an average of 70% of the named executive officers’ compensation to be “at-risk” and dependent on individual and Company performance;

•	A balance within our compensation packages between short- and long-term goals, encouraging executives to focus on the health of the Company both during the immediate fiscal year and for the future;

•	Newly revised change in control severance agreements that more closely represent the evolving market standards in the area of post change in control severance compensation; and

•	A clawback policy that applies to any performance-based cash or equity awards.

As an advisory vote, the outcome of this proposal is not binding upon the Company. However, our Compensation Committee and our Board value the opinions of our shareholders and will consider the outcome of this vote when making future compensation decisions for our named executive officers.

The affirmative vote of a majority of the votes cast by the holders of the outstanding shares of the Class A Common Stock and Class B Common Stock, all voting as a single class is required to approve, on an advisory basis, the compensation of our named executive officers. Abstentions and broker non-votes will not affect the voting results.

The Board of Directors Unanimously Recommends that the Shareholders Vote “FOR” the Approval by Non-Binding Vote of the Compensation of Our Named Executive Officers.

ITEM 5

ADVISORY VOTE ON THE FREQUENCY OF
SHAREHOLDER VOTE ON EXECUTIVE COMPENSATION

The Company is seeking a non-binding recommendation from our shareholders on whether shareholders should have an opportunity to provide an advisory approval of the compensation of our named executive officers every year, every two years or every three years. Accordingly, we are asking shareholders to vote on the following advisory resolution:

“RESOLVED, that the shareholders of Hubbell Incorporated (the “Company”) recommend, on an advisory basis, that the frequency with respect to which the Company’s shareholders are presented with an advisory vote on the compensation of the Company’s named executive officers shall be (1) every year; (2) every two years; or (3) every three years.”

For the reasons described below, we recommend that our shareholders select a frequency of every three years, or a triennial vote:

•	Our compensation programs generally do not change significantly from year to year.

•	A triennial vote will allow shareholders to better judge our executive compensation program in relation to our long-term performance.

•	A triennial vote will provide us with the time to thoughtfully respond to shareholders’ sentiments and implement any necessary changes.

For the foregoing reasons, we encourage our shareholders to evaluate our executive compensation programs over a multi-year horizon and to review our named executive officers’ compensation over the past three fiscal years as reported in the Summary Compensation Table in this Proxy Statement. In addition, we believe that a triennial advisory vote on executive compensation reflects the appropriate time frame for our Compensation Committee and the Board of Directors to evaluate the results of the most recent advisory vote on executive compensation, to discuss the implications of that vote with shareholders to the extent needed, to develop and implement any adjustments to our executive compensation programs that may be appropriate in light of a past advisory vote on executive compensation, and for shareholders to see and evaluate the Compensation Committee’s actions in context. In this regard, because the advisory vote on executive compensation occurs after we have already implemented our executive compensation programs for the current year, and because the different elements of compensation are designed to operate in an integrated manner and to complement one another, we expect that in certain cases it may not be appropriate or feasible to fully address and respond to any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of shareholders.

The Board of Directors is aware of and took into account views that some have expressed in support of conducting an annual advisory vote on executive compensation. We are aware that some shareholders believe that annual advisory votes will enhance or reinforce accountability. However, we have in the past been, and will in the future continue to be, proactively engaged with our shareholders on a number of topics and in a number of forums. Thus, we view the advisory vote on executive compensation as an additional, but not exclusive, opportunity for our shareholders to communicate with us regarding their views on the Company’s executive compensation programs. In addition, we are concerned that an annual advisory vote on executive compensation could lead to a near-term perspective inappropriately bearing on our executive compensation programs. Finally, although we believe that holding an advisory vote on executive compensation every three years will reflect the right balance of considerations in the normal course, we will periodically reassess that view and can provide for an advisory vote on executive compensation on a more frequent basis if changes in our compensation programs or other circumstances suggest that such a vote would be appropriate.

Although the Board of Directors recommends a vote every three years, shareholders will be able to specify one of four choices for this proposal on the proxy card: one year, two years, three years or abstain. Shareholders are not voting to approve or disapprove of the Board’s recommendation.

Because this vote is advisory and not binding on the Board of Directors or the Company in any way, the Board may decide that it is in the best interests of our shareholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our shareholders. However, we value the opinions of our shareholders, and we will consider the outcome of the vote when determining the frequency of the shareholder vote on executive compensation.

The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be considered the frequency recommended by shareholders. Abstentions and broker non-votes will therefore have no effect on this vote.

The Board of Directors Unanimously Recommends that the Shareholders Select “THREE YEARS” for the Advisory Vote on the Frequency of Shareholder Vote on Executive Compensation.

GENERAL

The expense of this solicitation is to be borne by the Company. The Company may also reimburse persons holding shares in their names or in the names of their nominees for their expenses in sending proxies and proxy materials to their principals. Original solicitation of proxies may be supplemented by telephone, facsimile, electronic mail or personal solicitation by the Company’s directors, officers or employees. No additional compensation will be paid to the Company’s directors, officers or employees for such services. The Company has retained D. F. King & Co., Inc. to assist in the solicitation of proxies, at an estimated cost of $10,000, plus reasonable expenses.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers, Directors and persons owning more than ten percent of a registered class of the Company’s equity securities to file reports of ownership and changes in ownership of all equity and derivative securities of the Company with the SEC and the NYSE. SEC regulations also require that a copy of all Section 16(a) forms filed be furnished to the Company by its officers, Directors and greater than ten-percent shareholders.

Based solely on a review of the copies of such forms and related amendments received by the Company and, where applicable, written representations from the Company’s officers and Directors that no Form 5s were required to be filed, the Company believes that during and with respect to fiscal year 2010 all Section 16(a) filing requirements applicable to its officers, Directors and beneficial owners of more than ten percent of any class of its equity securities were met, except that an amended Form 4 for Mr. Biggart was filed on March 4, 2011 to report a recalculation of shares withheld to satisfy tax obligations upon the vesting of restricted shares in the original Form 4 filed on December 2, 2010.

Information Regarding Executive Officers

In 2005, Mr. Tolley entered into an agreement with the SEC to settle charges that he had allegedly violated certain provisions of the federal securities laws at his prior employer, which resulted in material misstatements of certain of such employer’s quarterly earnings in 2000. Pursuant to the agreement, Mr. Tolley, without admitting or denying the allegations of the SEC’s complaint, consented to the entry of a final judgment permanently enjoining him from further violations of the federal securities laws, and to pay a civil penalty in the amount of $50,000. The charges were not related to the Company or to Mr. Tolley’s service with the Company. The Board considered this matter in connection with Mr. Tolley’s return to the Company on May 2, 2005, following a period of paid administrative leave.

Review and Approval of Related Person Transactions

The Company reviews all relationships and transactions in which the Company and its Directors and executive officers or their immediate family members participate to determine whether such persons have a direct or indirect material interest. The Company’s legal staff is primarily responsible for the development and implementation of processes and controls to obtain information from the Directors and executive officers with respect to related person transactions and for then determining, based on the facts and circumstances, whether the Company or a related person has a direct or indirect material interest in the transaction. As required under SEC rules, transactions that are determined to be directly or indirectly material to the Company or a related person are disclosed in the Company’s proxy statement. In addition, the Nominating and Corporate Governance Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. See also the discussion under “Director Independence” above on page 9.

SHAREHOLDER PROPOSALS FOR THE
2012 ANNUAL MEETING

Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials.  Shareholder proposals to be considered for inclusion in the Company’s proxy materials related to the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8 (“Rule 14a-8”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), must be received by the Company no later than November 17, 2011.

Shareholder Proposals Not Intended to be Included in the Proxy Materials Related to the 2012 Annual Meeting.  The Company’s By-Laws contain time limitations, procedures and requirements relating to director nominations or other shareholder proposals not intended to be included in the Company’s proxy materials related to the 2012 Annual Meeting of Shareholders pursuant to Rule 14a-8. Such nominations or proposals (assuming the 2012 Annual Meeting of Shareholders is not held more than twenty days before or more than seventy days after May 2, 2012) must be received by the Company no earlier than February 2, 2012 and no later than February 22, 2012 or else management’s proxies will retain the power to vote proxies received for the 2011 Annual Meeting of Shareholders in their discretion with respect to such proposals received later than February 22, 2012, assuming such a meeting date, and proposals where the proponent does not comply with Exchange Act Rule 14a-4(c)(2).

For additional information on the time limitations and requirements relating to director nominations or other shareholder proposals, see the sections entitled “Director Nominations” and “Shareholder Nominations for Director” beginning on page 13 of this Proxy Statement or the Company’s By-Laws. The Company’s By-Laws can be viewed on its website at www.hubbell.com.

By Order of the Board of Directors

Hubbell Incorporated

Shelton, Connecticut
March 16, 2011

Appendix A

HUBBELL INCORPORATED
SENIOR EXECUTIVE INCENTIVE COMPENSATION PLAN,
AS AMENDED AND RESTATED

ARTICLE I

Purpose

The purpose of this Senior Executive Incentive Compensation Plan (the “Plan”) is to provide incentive compensation to executive officers of Hubbell Incorporated (the “Company”) and its subsidiaries, to motivate eligible executives toward even higher achievement and business results, to tie their goals and interests to those of the Company and its shareholders and to enable the Company to attract and retain highly qualified executives. The Plan is for the benefit of “covered employees” as described below who are selected to become participants by the Committee (as defined below).

ARTICLE II

Administration

2.1 The Compensation Committee of the Company’s Board of Directors consisting of not less than two directors, each of whom shall qualify as an “outside director” as that term is defined under Section 162(m) of the Code (the “Committee”), shall administer the Plan. The Committee shall serve at the pleasure of the Board. If it is later determined that one or more members of the Committee do not so qualify, actions taken by the Committee prior to such determination shall be valid despite such failure to qualify. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Secretary of the Company. Vacancies in the Committee shall be filled by the Board.

2.2 The Committee shall administer the Plan under such rules, regulations and criteria as it shall prescribe. Its decisions in the administration and interpretation of the Plan shall be final as to all interested parties and shall be and constitute acts of the Company.

ARTICLE III

Eligibility and Participation

3.1 The persons eligible to participate in the Plan shall be those senior executive officers who are, or, as determined in the discretion of the Committee, may become, “covered employees” (as defined in Section 162(m) of the Internal Revenue Code of 1986, as amended, the “Code”) of the Company for the applicable taxable year of the Company.

3.2 The Committee shall from time to time designate the employees eligible for participation in the Plan. The persons so designated by the Committee are hereinafter called “participants.”

ARTICLE IV

Determination of Incentive Payments

4.1 Participants are eligible to receive an incentive payment under the Plan upon the attainment of objective performance goals (the “Performance Goals”) which are established by the Committee and relate to one or more of the following financial, operational or other business criteria with respect to the Company or any of its subsidiaries (the “Performance Criteria”): (i) net earnings (either before or after one or more of the following: (A) interest, (B) taxes, (C) depreciation and (D) amortization); (ii) economic value added (as determined by the Committee); (iii) sales or revenue; (iv) net income (either before or after taxes); (v) operating earnings; (vi) cash flow (including, but not limited to, operating cash flow and free cash flow); (vii) return on capital; (viii) return on invested capital;

(ix) return on shareholders’ equity; (x) return on assets; (xi) shareholder return; (xii) return on sales; (xiii) gross or net profit margin; (xiv) productivity; (xv) expense; (xvi) operating margin; (xvii) operating efficiency; (xviii) customer satisfaction; (xix) working capital efficiency; (xx) earnings per share; (xxi) price per share of the Company’s common stock; and (xxii) market share, any of which may be measured either in absolute terms or as compared to any incremental increase or as compared to results of a peer group or to market performance indicators or indices. Depending on the Performance Criteria used to establish the Performance Goals, the Performance Goals may be expressed in terms of overall Company performance or the performance of a division, business unit, platform or an individual. The achievement of each Performance Goal shall be determined in accordance with Generally Accepted Accounting Principles in the United States, International Financial Reporting Standards or such other accounting principles or standards as may apply to the Company’s financial statements under United States federal securities laws from time to time (“Applicable Accounting Standards”).

4.2 On or before March 30 of each calendar year (each, a “Performance Period”), the Committee shall establish the Performance Goals for that Performance Period and shall determine the method by which a participant’s incentive payments hereunder shall be calculated for that Performance Period, based on the attainment of such Performance Goals. Such method may include, but shall not be limited to, determining a participant’s incentive payments by allocating to the Executive a designated percentage of the incentive compensation fund established each year under Article III of the Company’s Incentive Compensation Plan to be payable upon attainment of the applicable Performance Goals. Without limiting its authority hereunder, the Committee may condition payment of a participant’s incentive payments on additional service-related criteria; e.g., that the participant remain in the employ of the Company for the entire Performance Period.

4.3 After the end of the applicable Performance Period, the Committee shall certify in writing whether the Performance Goals and any other material terms of the incentive payment have been satisfied (such written certification may take the form of minutes of the Committee). Notwithstanding the foregoing, such determinations shall in all events be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

4.4 The Committee shall have the discretion, prior to making any incentive payment, to decrease, but not increase, the incentive payment otherwise calculated pursuant to Section 4.1. In no event shall the annual incentive payment to any participant exceed $5.0 million.

4.5 The Committee may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments, (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s core, on-going business activities; or (xiv) items relating to any other unusual or nonrecurring events or changes in applicable laws, accounting principles or business conditions.

ARTICLE V

Method of Making Incentive Payments

Incentive payments awarded under the Plan shall be paid in cash. The amount of any incentive payment to be made to a participant in cash shall be paid as soon as practicable (but not later than six months) after the close of the fiscal year for which such incentive payment is awarded.

ARTICLE VI

General Provisions

6.1 Neither the establishment of the Plan nor the selection of any employee as a participant shall give any participant any right to be retained in the employ of the Company or any subsidiary of the Company, or any right whatsoever under the Plan other than to receive incentive payments awarded by the Committee.

6.2 The place of administration of the Plan shall be conclusively deemed to be within the State of Connecticut, and the validity, construction, interpretation and effect of the Plan, its rules and regulations and the rights of any and all participants having or claiming to have an interest therein or thereunder shall be governed by and determined conclusively and solely in accordance with the laws of the State of Connecticut, without regard to any conflicts of laws provisions.

6.3 No member of the Board of Directors of the Committee shall be liable to any person in respect of the Plan for any act or omission of such member or of any other member or of any officer, agent or employee of the Company.

6.4 This Plan shall not be deemed the exclusive method of providing incentive compensation to a participant or any other employee of the Company or a subsidiary of the Company.

6.5 The Company or any subsidiary making a payment hereunder shall withhold therefrom such amounts as may be required by federal, state or local law.

ARTICLE VII

Amendment, Suspension or Termination

The Board of Directors of the Company may from time to time amend, suspend or terminate, in whole or in part, any or all of the provisions of the Plan, provided that (i) no such action shall affect the rights of any participant or the operation of the Plan with respect to any payment to which a participant may have become entitled, deferred or otherwise, prior to the effective date of such action, and (ii) no amendment that requires shareholder approval in order for incentive payments hereunder to be deductible under the Code may be made without approval of the shareholders of the Company.

ARTICLE VIII

Effective Date of the Plan

The Plan shall become effective as of January 1, 2011, subject to approval by shareholders in May, 2011. So long as the Plan shall not have been previously terminated by the Company, it shall be resubmitted for approval by the Company’s shareholders in 2016, and every fifth year thereafter. In addition, the Plan shall be resubmitted to the Company’s shareholders for approval as required by Section 162(m) of the Code if it is amended in any way that changes the material terms of the Plan’s Performance Goals, including by materially modifying the Performance Goals, increasing the maximum incentive payment payable under the Plan or changing the Plan’s eligibility requirements.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com.

M32413-P05247
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders, May 2, 2011 9:00 AM
(For Shares of Class A Common Stock)
The undersigned hereby appoints each of TIMOTHY H. POWERS and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated Class A Common Stock at the annual meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2011 annual meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. This proxy will be voted FOR the election of each nominee for director, FOR Proposals 2, 3 and 4, and for 3 YEARS for Proposal 5, unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

HUBBELL INCORPORATED
40 WATERVIEW DRIVE
SHELTON, CT 06484
ATTN: CORPORATE SECRETARY
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VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M32412-P05247	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUBBELL INCORPORATED The Board of Directors recommends that you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐

Nominees:

01)	Timothy H. Powers	06)	G. Jackson Ratcliffe
02)	Lynn J. Good	07)	Carlos A. Rodriguez
03)	Anthony J. Guzzi	08)	Richard J. Swift
04)	Neal J. Keating	09)	Daniel S. Van Riper
05)	Andrew McNally IV

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2011.	☐	☐	☐

3.	Approval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated.	☐	☐	☐

4.	Approval, by non-binding vote, of the compensation of the named executive officers presented in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 2011.	☐	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:		1 Year	2 Years	3 Years	Abstain

5.	Recommendation, by non-binding vote, of the frequency with which executive compensation will be subject to a shareholder advisory vote.	☐	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.
 For address changes and/or comments, please check this box and                         ☐
 write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
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M32415-P05247
PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
HUBBELL INCORPORATED
For Annual Meeting of Shareholders, May 2, 2011 9:00 AM
(For Shares of Class B Common Stock)
The undersigned hereby appoints each of TIMOTHY H. POWERS and MEGAN C. PRENETA as proxies of the undersigned, with full power of substitution, to vote the shares of the undersigned in Hubbell Incorporated Class B Common Stock at the annual meeting of its shareholders and at any postponement, continuation or adjournment thereof upon the matters set forth in the notice of meeting and proxy statement for the 2011 annual meeting of shareholders and upon all other matters properly coming before said meeting or any postponement, continuation or adjournment thereof. This proxy will be voted FOR the election of each nominee for director, FOR Proposals 2, 3 and 4, and for 3 YEARS for Proposal 5, unless a contrary specification is made, in which case it will be voted in accordance with such specification. The proxies are authorized to vote upon such other business as may properly come before the annual meeting or at any postponement, continuation or adjournment thereof in their discretion.

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side

HUBBELL INCORPORATED
40 WATERVIEW DRIVE
SHELTON, CT 06484
ATTN: CORPORATE SECRETARY
VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.
ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.
VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.
VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
	M32414-P05247	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HUBBELL INCORPORATED The Board of Directors recommends you vote FOR the following:	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

1. Election of Directors	☐	☐	☐

Nominees:

01)	Timothy H. Powers	06)	G. Jackson Ratcliffe
02)	Lynn J. Good	07)	Carlos A. Rodriguez
03)	Anthony J. Guzzi	08)	Richard J. Swift
04)	Neal J. Keating	09)	Daniel S. Van Riper
05)	Andrew McNally IV

The Board of Directors recommends you vote FOR proposals 2, 3 and 4:		For	Against	Abstain

2.	Ratification of the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the year 2011.	☐	☐	☐

3.	Approval of the Company’s Senior Executive Incentive Compensation Plan, as amended and restated.	☐	☐	☐

4.	Approval, by non-binding vote, of the compensation of the named executive officers presented in the Company’s Proxy Statement for the Annual Meeting of Shareholders to be held on May 2, 2011.	☐	☐	☐

The Board of Directors recommends you vote 3 years on the following proposal:		1 Year	2 Years	3 Years	Abstain

5.	Recommendation, by non-binding vote, of the frequency with which executive compensation will be subject to a shareholder advisory vote.	☐	☐	☐	☐

NOTE: Voting items may also include such other business as may properly come before the meeting or any postponement, continuation or adjournment thereof.
 For address changes and/or comments, please check this box and                         ☐
 write them on the back where indicated.

Please indicate if you plan to attend this meeting.	☐	☐

	Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date